EXHIBIT 10.1

REAL ESTATE PURCHASE AND SALE AGREEMENT

BETWEEN

TEL-LA VILLAS KINGWOOD, LLC
TEL-LA CHAMPION FOREST, LLC
TEL-LA CARRINGTON HUFFMEISTER, LLC
TEL-LA VILLAS HUFFMEISTER, LLC
TEL-LA RIATA RANCH, LLC
TEL-LA CARRINGTON PLACE APARTMENTS, LLC
each, a Delaware limited liability company

AS SELLERS

AND

STEADFAST ASSET HOLDINGS, INC., a California corporation
AS BUYER

FOR

HOUSTON APARTMENT PORTFOLIO

REAL ESTATE PURCHASE AND SALE AGREEMENT

Table of Contents

ARTICLE 1    PURCHASE AND SALE    1
ARTICLE 2    BASIC TERMS    1
ARTICLE 3    REPRESENTATIONS, WARRANTIES, AND COVENANTS    7
3.1    Representations, Warranties, and Covenants by Seller    7
3.2    No Other Representations and Warranties by Seller
3.3    Representations, Warranties, and Covenants by Buyer    11
3.4    Buyer’s Reliance on Own Investigation; AS-IS Sale    13
ARTICLE 4    THE TRANSACTION    14
4.1    Escrow    14
4.2    Purchase Price    14

4.2.1	Initial Payment; Earnest Money 14

4.2.2	Retention and Disbursement of Initial Payment and Earnest Money 14

4.2.3	Cash at Closing 15

4.2.3	Cash at Closing 15
4.3    Conveyance by Deed    16
ARTICLE 5     TITLE AND SURVEY    16
5.1    Title Commitment    16
5.2    Survey    17
5.3    Subsequent Matters Affecting Title and Survey    17
ARTICLE 6    CONDITION OF THE PROPERTY    18
6.1    Inspection    18

6.1.1	Inspection of Property 18

6.1.2	Due Diligence Documents 18
6.2    Entry onto Property    19
6.3    Environmental Matters    20

6.3.1	Buyer’s Environmental Investigation 20

6.3.2	Seller’s Environmental Reports 21
6.4    Approval and Termination    21
6.5    Service Contracts    21
6.6    Management and Leasing of the Property    22
ARTICLE 7    CLOSING    23
7.1    Buyer’s Conditions Precedent to Closing    23
7.2    Seller’s Conditions Precedent to Closing    25

i

7.3    Deposits in Escrow    26

7.3.1	Seller’s Deposits 26

7.3.2	Buyer’s Deposits 27

7.3.3	Joint Deposits 27

7.3.4	Other Documents 28
7.4    Costs    28
7.5    Prorations    28

7.5.1	Generally 28
7.6    Insurance    31
7.7    Close of Escrow    31
7.8    Possession    32
7.9    Recorded Instruments    32
7.10    Tenant Notice(s)    32
ARTICLE 8    CONDEMNATION AND CASUALTY    33
ARTICLE 9    NOTICES    35
ARTICLE 10    SUCCESSORS AND ASSIGNS    35
ARTICLE 11    BROKERS    36
ARTICLE 12    COVENANT NOT TO RECORD    36
ARTICLE 13    DEFAULT    36
13.1    Default by Buyer    36
13.2    Default by Seller    37
ARTICLE 14    NON-DEFAULT TERMINATION    38
ARTICLE 15    POST CLOSING LIABILITIES    38
15.1    Seller Post Closing Liability    38
15.2    Buyer Post Closing Liability    39
15.3    Release    39
15.4    Survival    40
ARTICLE 16    MISCELLANEOUS    40
16.1    Survival of Representations, Covenants and Obligations    40
16.2    Attorneys’ Fees    40
16.3    Publicity    40
16.4    Captions    40
16.5    Waiver    40
16.6    Time    40
16.7    Controlling Law    41
16.8    Severability    41
16.9    Construction    41

ii

16.10    Like-Kind Exchange    41
16.11    Execution    41
16.12    Amendments    41
16.13    Entire Agreement    41

Schedules

Schedule 1 -    Legal Descriptions for the Properties
Schedule 2 -    Purchase Price and Earnest Money Allocations
Schedule 3 -    Seller Deliveries

Exhibits

Exhibit A -     Special Warranty Deed
Exhibit B -     Assignment and Assumption of Leases
Exhibit C -     List of Existing Environmental Reports
Exhibit D -     Exceptions to Representations and Warranties
Exhibit E -     Certificate of Non-Foreign Status

Exhibit F -	Bill of Sale
Exhibit G -     Seller's Certificate
Exhibit H -     Buyer's Certificate

Exhibit I -	Assignment and Assumption of Service Contracts and Other Obligations
Exhibit J -     Approval Notice
Exhibit K -     Title Affidavit
Exhibit L -     Tenant Notice
Exhibit M -     Assignment and Assumption of Purchase Agreement
Exhibit N -    Services Agreement for Carrington Place Apartments

iii

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of the Effective Date (as defined below) between TEL-LA VILLAS KINGWOOD, LLC, a Delaware limited liability company (“Kingwood Seller”), TEL-LA CHAMPION FOREST, LLC, a Delaware limited liability company (“Champion Seller”), TEL-LA CARRINGTON HUFFMEISTER, LLC, a Delaware limited liability company (“C-Huffmeister Seller”), TEL-LA VILLAS HUFFMEISTER, LLC, a Delaware limited liability company (“V-Huffmeister Seller”), TEL-LA RIATA RANCH, LLC, a Delaware limited liability company (“Riata Seller”) and TEL-LA CARRINGTON PLACE APARTMENTS, LLC, a Delaware limited liability company (“Carrington Seller”) (each of Kingwood Seller, Champion Seller, C-Huffmeister Seller, V-Huffmeister Seller, Riata Seller and Carrington Seller referred to herein from time to time as a “Seller”, and collectively referred to as "Sellers"), and STEADFAST ASSET HOLDINGS, INC., a California corporation (hereinafter referred to as "Buyer").

RECITALS

A.    Sellers are the owners of the apartment properties (as more specifically defined in Article 2 hereof, each, a “Property” and collectively the "Properties").

B.    Sellers desire to sell the Properties to Buyer and Buyer desires to purchase the Properties from Seller.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE 1

PURCHASE AND SALE

Subject to the terms and conditions contained herein, Buyer agrees to purchase from Sellers, and Sellers agree to sell to Buyer, the Properties (as defined below).

ARTICLE 2

BASIC TERMS

As used herein, the following Basic Terms are hereby defined to mean:

LEGAL02/34316885v6

Buyer's Address for Notice
Steadfast Asset Holdings, Inc.
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
Attn: Ana Marie del Rio, Esq.
Fax : (949) 852-0143
E-mail: adelrio@SteadfastCompanies.com
Telephone No.: (949) 852-0700

with a copy to:

Steadfast Companies
105 Oronoco Street, Suite 312
Alexandria, VA 22314
Fax: (949) 825-6705
E-mail: gdavis@SteadfastCompanies.com
Telephone No.: (949) 852-0700

Buyer's Taxpayer Identification Number	90-0152520
Effective Date	The later date of execution of this Agreement by Buyer or Seller as shown on the signature page hereof.

Escrowholder
First Americal Title Insurance Company c/o Heritage Title
401 Congress Avenue
Austin, TX 78701
Attn: Laura Beurlein
Telephone: 512-505-5000
Fax:
E-mail: lbeuerlein@heritage-title.com
First American Title Insurance Company
Six Concourse Parkway, Suite 2000
Atlanta, GA 30328
Attention: Karen Starnes
kstarnes@firstam.com(404) 250-1604

Attention: Amy Risser
amrisser@firstam.com(770) 390-6515

Initial Payment	A portion of the Earnest Money equal to One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) which amount shall be allocated $25,000.00 with respect to each Property.
Involved Seller Representative(s) (re: Representations, Warranties, and Covenants by Seller)	Michael Geitgey, asset manager with respect to the Properties

Long Term Service Contracts	Those certain Service Contracts listed on Schedule 3 to Exhibit I attached hereto
Materiality Limit (re: Casualty and Condemnation)
Casualty:  The lesser of (i) $1,000,000 or (ii) three percent of the applicable Purchase Price

Condemnation:  Two percent of the applicable Purchase Price, or involving the taking of any area resulting in loss of parking spaces or any residential units or of any portion of any building or other land that might cause the Property to be considered a non-conforming use or a similar designation under applicable law, or any other material part of a Property reasonably required for access to or operation of such Property in the manner operated on the date hereof.

Property
The land described in Schedule 1 attached hereto, together with all of Seller’s right, title and interest in all rights, privileges, and easements appurtenant to the land including without limitation all of Seller’s right, title and interest, if any, in and to any water rights, easements, licenses, privileges, adjacent streets, roads, alleys, strips, gores or rights of way pertaining to such land (hereinafter referred to collectively as the "Land"), together with the following: (a) all buildings, improvements, fixtures and structures located on the Land (hereinafter referred to collectively as the "Improvements" and, together with the Land, the "Real Property"); (b) all personal property owned by any Seller or any affiliate of any Seller which is used in the operation of the Real Property and located thereon, including all fixtures, appliances, furniture, furnishings, equipment, supplies, signage, marketing materials or brochures (subject to de-identification as provided in (d) below), and lighting systems, but excluding all computer software of the property manager (hereinafter referred to as the "Personal Property"); (c) all of Sellers’ interest in any and all Tenant Leases (as defined below), including those agreements entered into after the Effective Date pursuant to Section 6.6 hereof, and any and all Service Contracts (as defined below); (d) all rights, if any, any Seller or its affiliates may have in and to all guaranties, warranties, trade names, trademarks, service marks, logos, designs, goodwill, telephone or fax numbers, books and records, websites, domain names, and other intellectual and intangible property used by such Seller in connection with the ownership, operation and maintenance of a Property, all to the extent assignable, and all rights Sellers may have to use the names “Villas at Kingwood”, “Carrington at Champions Forest”, “Carrington Park at Huffmeister”, “Villas at Huffmeister”, “Waterford Place at Riata Ranch”, and “Carrington Place”, and such other rights, interests, and properties as may be specified in this Agreement to be sold, transferred, assigned, or conveyed by Sellers to Buyer; provided however that notwithstanding the foregoing, Seller shall not convey the following proprietary names of Seller’s property manager: Lane Management Company although Seller hereby authorizes Buyer to utilize marketing materials bearing such names for ninety (90) days after the Closing provided that Buyer shall de-identify such materials so that such names do not appear thereon] (collectively, the “Intangible Property”); and (e) Seller’s interest in all plans, drawings, specifications, blueprints and surveys relating in any way to the Land, if any, and all licenses, franchises, occupancy and use certificates, permits, authorizations, consents, variances, waivers, approvals and the like from any governmental or quasi-governmental entity or instrumentality affecting the ownership, operation or maintenance of the Land or the Improvements, if any, and all to the extent assignable.

Purchase Price	One Hundred Ninety-Two Million, Two Hundred Thousand and No/100 Dollars ($192,200,000.00), with such Purchase Price being allocated among the Properties as set forth on Schedule 2 attached hereto.
Seller's Address for Notice	c/o Lubert-Adler Real Estate Fund 171 17th Street, Suite 1575 Atlanta, GA 30363 Attn: Robert Morgan Telephone: 404-345-0723 E Mail: rmorgan@lubertadler.com
with a copy to:	Lubert Adler Management Company 2929 Arch Street Suite 1650, Cira Center Philadelphia, Pennsylvania 19104-2868 Attn: R. Eric Emrich Telephone: 215-972-3311 E‑Mail: eemrich@icpartners.com

with a copy to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 Attn: Alison Jones, Esq. Telephone: 404-881-7557 Fax: 404-253-8483 E‑Mail: alison.jones@alston.com
Seller’s Broker	Apartment Realty Advisors

Service Contracts
Any and all contracts and service agreements affecting the Property to which a Seller or any affiliate thereof is a party; those Service Contracts that Buyer chooses to assume, to the extent applicable, pursuant to this Agreement and the Long Term Service Contracts being hereinafter collectively referred to as the Assumed Service Contracts.

Tenant Leases
All leases, tenancies and rental or occupancy agreements granting possessory rights in, on or covering the Land or space in the Improvements, together with all modifications, extensions, amendments and guarantees thereof.

Title Insurer
First American Title Insurance Company
c/o Heritage Title
401 Congress Avenue
Austin, TX 78701
Attn: Laura Beurlein
Telephone: 512-505-5000
Fax:
E-mail: lbeuerlein@heritage-title.com
First American Title Insurance Company
Six Concourse Parkway, Suite 2000
Atlanta, GA 30328
Attention: Karen Starnes
kstarnes@firstam.com
(404) 250-1604

Attention: Amy Risser
amrisser@firstam.com
(770) 390-6515

Tranche 1 Approval Date Tranche 2 Approval Date	September 17, 2013 October 8, 2013 (Tranche 1 Approval Date and Tranche 2 Approval Date each referred to herein from time to time as an “Approval Date”.)

Tranche 1 Closing Date Tranche 2 Closing Date
October 10, 2013, subject to extension as set forth herein.

November 7, 2013, subject to extension as set forth herein.

(Tranche 1 Closing Date and Tranche 2 Closing Date each referred to herein from time to time as a “Closing Date”.)

Tranche 1 Earnest Money Tranche 2 Earnest Money
$1,000,000.00 (as allocated to each Tranche 1 Property as set forth on Schedule 2)

$900,000.00 (as allocated to each Tranche 2 Property as set forth on Schedule 2)

(Tranche 1 Earnest Money and Tranche 2 Earnest Money referred to herein collectively as “Earnest Money”)

Tranche 1 Properties Tranche 2 Properties
Villas at Kingwood
Villas at Huffmeister
Waterford Place at Riata Ranch

Carrington Place
Carrington Park at Huffmeister
Carrington at Champions Forest

(Tranche 1 Properties and Tranche 2 Properties referred to herein collectively as the “Properties”.)

ARTICLE 3

REPRESENTATIONS, WARRANTIES, AND COVENANTS

3.1    Representations, Warranties, and Covenants by Seller.      Subject to the limitations set forth in Sections 3.2 and 15.1 hereof, Sellers hereby represent and warrant that the following (i) are complete and accurate as of the Effective Date, and (ii) shall be complete and accurate in all material respects as of the Closing Date (except that, as to the Rent Roll, the representation shall be only as to the updated rent roll to be provided under Section 7.3.1, and the Tenant Leases and Service Contracts may differ as permitted under Section 6.6, including ordinary course of business terminations):

(a)
Each Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in Texas. Each Seller has the full legal power, authority, and right to execute, deliver, and perform its obligations under this Agreement, and each Seller’s performance hereunder has been duly authorized by all requisite action on the part of such Seller, and no remaining corporate action is required to make this Agreement binding on any Seller. The execution, delivery and performance by Seller of this Agreement does not and will not contravene any provision of law, trust agreement, partnership agreement, any other organizational papers or any amendments thereof or any agreement or contract to which Seller is a party or by which Seller or the Property is otherwise bound, and all required consents and approvals have been duly obtained. Upon execution and delivery of the Agreement by Seller, this Agreement will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b)	There are no (and have never been any) employees of any Seller working at the Properties.

(c)
Neither Sellers nor, to Sellers’ Actual Knowledge (as defined below), any Person (as hereinafter defined) who owns a direct or indirect interest in any Seller (collectively, a “Seller Party”) is now nor shall be at any time until after the last Closing under this Agreement a Person (as hereinafter defined) with whom a U.S. Person (as hereinafter defined), including a Financial Institution (as hereinafter defined), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (as defined below) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) or otherwise. Neither Sellers nor, to Sellers’ Actual knowledge, any Seller Party, nor any

Person providing funds to Seller in connection with the transaction contemplated hereby (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(d)
No Seller has received a written notice, not subsequently cured, (i) from any governmental entity citing a Seller for or asserting a violation of any law, ordinance, order, or regulation with respect to the Property (including without limitation the use or occupancy thereof) or Seller’s ownership or operation thereof or (ii) from any party to a Permitted Exception asserting a violation thereof.

(e)	The Rent Roll attached hereto and incorporated herein as Schedule 2 to Exhibit B is true, correct, and complete, in all material respects.

(f)
True and correct copies of all Tenant Leases and any material amendments thereto have been provided to Buyer. Except as set forth in Exhibit D, in connection with Tenant Leases, (i) no Seller has received a written claim from any tenant alleging that any Seller has defaulted in performing any of its obligations under any of the Tenant Leases that has not been cured or otherwise resolved, and (ii) to Seller’s Actual Knowledge, no material defaults exist under any of the Tenant Leases on the part of the tenant thereunder. To Seller's Actual Knowledge, except for (x) those tenants under the Tenant Leases, as shown on the Rent Roll, and (y) rights under the Permitted Exceptions, there are no other persons or entities in possession of, or claiming any possession to, any portion of the Property (subject to any new Tenant Leases that Seller is permitted to enter into under this Agreement prior to Closing under Section 6.6(d)).

(g)
Except as set forth in Exhibit D, (i) no Seller has been served in any litigation, arbitration, or other judicial, administrative, or other similar proceedings or inquiries (including, without limitation, involving any condemnation or zoning change, or the federal Department of Housing and Urban Development or the Americans with Disabilities Act of 1990, as amended, or any other law, rule or regulation governing access by disabled persons) with respect to the Properties which is currently pending, and (ii) to Seller’s Actual Knowledge, no such litigation, arbitration, or other judicial, administrative, or other similar proceedings or inquiries are pending (but not yet served) or have been threatened in writing with respect to the Properties. Seller has no judgments outstanding against it that adversely affect Seller’s ability to perform the obligations under the Agreement. Except as set forth on Exhibit D, Seller has not filed or commenced any legal or administrative action or proceeding to contest or appeal the amount of real property taxes or assessments levied against the Property or any part thereof or the assessed value of the Property or any part thereof for real property tax purposes, nor has Seller engaged any third party to file or commence such proceedings on Seller’s behalf.

(h)
To Seller’s Actual Knowledge, (i) the list of Service Contracts attached hereto as Schedules 2 and 3 to Exhibit I is true, correct, and complete as of the date specified thereon (to be updated as of the applicable Closing Date pursuant to changes permitted under Section 6.6(c)), and (ii) no Seller has received a written claim from any party thereto alleging a default by any Seller in performing any of its obligations under any of the Service Contracts that has not been cured or otherwise resolved.

(j)	Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(k)
To Seller’s Actual Knowledge, Seller has not denied access to Buyer to Seller’s (or Seller’s property manager’s) on-site files, which to Seller’s Actual Knowledge should, along with the online data room maintained by Seller’s Broker, contain the material Seller Deliveries (but without representation or warranty that such files do in fact contain such material Seller Deliveries).

(l)
No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller.

(m)
To Seller's Actual Knowledge, all of the Personal Property is described in the Personal Property List (as hereinafter defined), which is an accurate and complete list in all material respects of all tangible personal property located on the Real Property (excluding the personal property located within the apartment units) and used by Seller in its ownership, management, operation, maintenance or repair of the Real Property (it being understood and agreed that such Personal Property is subject to depletions, replacements and additions in the ordinary course of Seller's business).

(n)
To Seller’s Actual Knowledge, Seller has provided to Buyer copies of all Existing Environmental Reports obtained by Seller with respect to the Real Property which are in Seller’s possession or control.

(o)
Seller has not granted, and to Seller’s Actual Knowledge there do not exist, any rights of first refusal or options to purchase the Property or any portion thereof that are currently in effect other than pursuant to this Agreement.

(p)	Seller owns no material real property or material personal property except for the Property.

Buyer hereby acknowledges that (i) Sellers make no representations or warranties concerning any patents, trademarks, copyrights, or other intellectual property rights and (ii) "Sellers’ Actual Knowledge," upon which certain of the representations and warranties set forth in this Article are based, means only the current actual knowledge of the Involved Seller Representative(s), conducting any investigations whatsoever, or other inquiry or review of files in Sellers’ possession or control in connection with this transaction or the making of the representations contained in this Article. Sellers shall promptly notify Buyer of any event or circumstance which makes any representation or warranty by Sellers in this Agreement untrue. At each Closing, as defined in Section 7.7 hereof, Sellers shall deliver to Buyer a Seller's Certificate in the form of Exhibit G attached hereto. Buyer agrees that the sole and exclusive remedy for a breach of any representation or warranty by Sellers (either herein or in the Seller’s Certificate) shall be as set forth in Section 7.1 or Section 13.2, as applicable (with respect to a breach actually discovered by Buyer or of which Seller has notified Buyer prior to Closing) and Section 15.1 (with respect to a breach actually first discovered by Buyer after Closing), subject to any limitations set forth therein.

3.2    No Other Representations and Warranties by Seller.      EXCEPT AS SET FORTH IN SECTION 3.1 HEREOF OR AS EXPRESSLY SET FORTH IN ANY DOCUMENT EXECUTED BY ANY SELLER AND DELIVERED TO BUYER AT CLOSING, SELLERS MAKE NO OTHER, AND SPECIFICALLY NEGATES AND DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES, OR GUARANTEES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL, OR WRITTEN, PAST, PRESENT, OR FUTURE, WITH RESPECT TO THE PROPERTIES, INCLUDING, WITHOUT LIMITATION: (I) THE OWNERSHIP, MANAGEMENT, AND OPERATION OF THE PROPERTIES; (II) TITLE TO THE PROPERTIES; (III) THE PHYSICAL CONDITION, NATURE, OR QUALITY OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE SOILS ON AND UNDER THE REAL PROPERTY, AND THE QUALITY OF THE LABOR AND MATERIALS INCLUDED IN THE IMPROVEMENTS OR PERSONAL PROPERTY; (IV) THE FITNESS OF THE PROPERTIES FOR ANY PARTICULAR PURPOSE; (V) THE PRESENCE OR SUSPECTED PRESENCE OF HAZARDOUS MATERIAL ON, IN, UNDER, OR ABOUT THE PROPERTIES (INCLUDING, WITHOUT LIMITATION, THE SOILS AND GROUNDWATER ON AND UNDER THE REAL PROPERTY); (VI) THE COMPLIANCE OF THE REAL PROPERTY WITH APPLICABLE GOVERNMENTAL LAWS OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990, ENVIRONMENTAL LAWS AND LAWS OR REGULATIONS DEALING WITH ZONING OR LAND USE; OR

(VII) THE PAST OR FUTURE OPERATING RESULTS AND VALUE OF THE PROPERTIES (WHICH MATTERS DESCRIBED IN CLAUSES (I)-(VII) ABOVE ARE HEREINAFTER COLLECTIVELY REFERRED TO AS "CONDITION AND QUALITY OF THE PROPERTY"). As used herein, "Hazardous Material" means any hazardous, toxic or dangerous waste, substance, or material, as currently defined for purposes of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or (b) any other federal, state, or local law, ordinance, rule, or regulation applicable to any Property and establishing liability standards or required action as to reporting, discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal, use, or existence of a hazardous, toxic, or dangerous waste, substance, or material.

3.3    Representations, Warranties, and Covenants by Buyer.      Buyer hereby represents and warrants to Sellers that:

(a)
Buyer is duly organized, validly existing and in good standing under the laws of the State of California and, prior to the Closing, will be qualified to transact business in Texas. Buyer has the full legal power, authority, and right to execute, deliver, and perform its legal obligations under this Agreement, and Buyer's performance hereunder has been duly authorized by all requisite action on the part of Buyer, and no remaining action is required to make this Agreement binding on Buyer. The execution, delivery and performance by Buyer of this Agreement does not and will not contravene any provision of law, trust agreement, partnership agreement, any other organizational papers or any amendments thereof or any agreement or contract to which Buyer is a party or by which is otherwise bound, and all required consents and approvals have been duly obtained. Upon execution and delivery of the Agreement by Buyer, this Agreement will be a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(b)
In the event of any termination of this Agreement, Buyer shall deliver to Sellers, to the extent requested by a Seller and upon Seller’s reimbursement to Buyer or Buyer’s actual third-party cost thereof, without any representation or warranty whatsoever and without any right of Sellers to rely thereon, copies of any and all non-proprietary reports or studies on or concerning the Properties that were prepared by a third party on Buyer's behalf.

(c)	Intentionally omitted.

(d)
Neither Buyer nor, to Buyer’s Actual Knowledge (as defined below), any Person (defined below) who owns a direct or indirect interest in Buyer (collectively, a “Buyer Party”) is now nor shall be at any time until after the last Closing under this Agreement an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC) or otherwise. Neither Buyer nor, to Buyer’s Actual Knowledge, any Buyer Party, nor any Person providing funds to Buyer in connection with the transaction contemplated hereby (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this subsection, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transaction; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Section 1956 and 1957.

Sellers hereby acknowledge that "Buyer’s Actual Knowledge," upon which certain of the representations and warranties set forth in this Article are based, means only the current actual knowledge of Ana Marie del Rio, General Counsel of Steadfast Companies, without conducting any investigations whatsoever, or other inquiry or review of files in Buyer’s possession or control in connection with this transaction or the making of the representations contained in this Article. Buyer shall promptly notify Sellers of any event or circumstance which makes any representation or warranty by Buyer under this Agreement untrue. At each Closing, Buyer shall deliver to Sellers a Buyer's Certificate in the form of Exhibit H attached hereto. The provisions of Subsection 3.3(b) shall survive the termination of this Agreement until December 31, 2013. Sellers agree that the sole and exclusive remedy for a breach of any representation or warranty by Buyer (either herein or in the Buyer’s Certificate) shall be as set forth in Section 13.1 (with respect to a breach actually discovered by Seller prior to Closing or of which Buyer has notified Seller prior to Closing) and Section 7.2 or Section 13.1, as applicable (with respect to a breach actually first discovered by Seller after Closing), subject to any limitations set forth therein.

3.4    Buyer's Reliance on Own Investigation; "AS-IS" Sale.

(a)	Intentionally omitted.

(b)
EXCEPT AS REPRESENTED AND WARRANTED BY SELLERS PURSUANT TO THE TERMS AND PROVISIONS OF SECTION 3.1 HEREOF, OR IN ANY DOCUMENT REQUIRED TO BE EXECUTED BY ANY SELLER AND DELIVERED TO BUYER AT A CLOSING, (I) BUYER ACKNOWLEDGES AND AGREES THAT, AT THE APPLICABLE CLOSING, BUYER SHALL BUY EACH PROPERTY IN ITS THEN CONDITION, "AS IS, WHERE IS," WITH ALL FAULTS, (II) BUYER IS NOT RELYING ON ANY STATEMENT OR INFORMATION MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXPRESS OR IMPLIED, BY SELLERS, ITS AGENTS OR SELLER’S BROKER AS TO ANY ASPECT OF THE PROPERTIES, INCLUDING WITHOUT LIMITATION, THE CONDITION AND QUALITY OF THE PROPERTY (AS DEFINED IN SECTION 3.2 HEREOF), BUT RATHER, IS AND WILL BE RELYING ON INDEPENDENT EVALUATIONS BY ITS OWN PERSONNEL OR CONSULTANTS TO MAKE A DETERMINATION AS TO THE PHYSICAL AND ECONOMIC NATURE, CONDITION, AND PROSPECTS OF THE PROPERTIES.

(c)	BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THIS TYPE OF PROPERTY.

(d)
Notwithstanding anything in this Agreement to the contrary, as a sophisticated investor in real property similar to the Property, Buyer is aware that mold, water damage, fungi, bacteria, indoor air pollutants or other biological growth or growth factors (collectively called "Indoor Air Pollutants") may exist at the Properties and that such Indoor Air Pollutants may be undiscoverable during routine or invasive inspections, ownership, or operations of the Properties. In evaluating its purchase of the Properties and determining the Purchase Price, Buyer has taken (or shall take) these matters into account.

(e)
If Buyer converts all or any of the Properties into a condominium form of ownership, Buyer shall include in any purchase agreement, offering statement, marketing statement, or other marketing materials, substantially the following statement: "The project and the Improvements at the Property were originally constructed for rental rather than sale, and, to the extent permitted by law, each prior owner and its members, wholly‑owned affiliates, subsidiaries, agents, employees, officers, directors, trustees, or other representatives of the foregoing, have no liability for construction defects or warranties related thereto." The provisions of Section 3.4(e) shall survive each Closing.

ARTICLE 4

THE TRANSACTION

4.1    Escrow.      In order to effectuate the conveyance contemplated by this Agreement, the parties hereto agree to open an escrow account with Escrowholder. A copy of this Agreement shall be delivered to, and receipt thereof shall be acknowledged by, Escrowholder upon full execution hereof by Sellers and Buyer.

4.2    Purchase Price.      Subject to the provisions of this Agreement, Buyer agrees to pay the Purchase Price for the Properties to Sellers as follows:

4.2.1    Earnest Money.      Within two (2) business days of the Effective Date, Buyer shall deposit with Escrowholder the Earnest Money in cash or other immediately payable funds. Failure of Buyer to timely deposit the Earnest Money with Escrowholder shall constitute a default by Buyer hereunder.

4.2.2    Retention and Disbursement of Initial Payment and Earnest Money.      The parties acknowledge and agree that, except in the event of a termination of this Agreement by Buyer as a result of a Seller default (as provided in Section 13.2), the Initial Payment is deemed nonrefundable as of the Effective Date, and in no other event shall any portion of the Initial Payment be refunded to Buyer following the Effective Date. Except as provided in the preceding sentence (in which event Seller shall be obligated to return the Initial Payment to Buyer upon such default), Escrowholder is hereby authorized to release and deliver the Initial Payment to Sellers upon receipt of such funds from Buyer. If the transaction contemplated by this Agreement closes in accordance with the terms and conditions of this Agreement, then, at each Closing, the applicable portion of the Earnest Money and applicable portion of the interest earned thereon (including, without limitation, the applicable portion of the Initial Payment) shall be applied against the applicable Purchase Price. In the event Buyer fails to close or Sellers are otherwise entitled thereto under Section 13.1, the Earnest Money shall be delivered to Sellers pursuant to the terms herein and all interest earned thereon shall be paid to Sellers. The Earnest Money shall be held in an interest-bearing account at a federally-insured bank in the name of Buyer, which shall have no penalty for early withdrawal, and shall not be commingled with any funds of Escrowholder or any other person or entity. Escrowholder shall not disburse any of the Earnest Money except in accordance with (a) this Agreement; (b) written instructions executed by both Buyer and Sellers; or (c) as follows:

If Buyer or Sellers, by notice to Escrowholder, make demand upon Escrowholder for the Earnest Money (the "Demanding Party"), Escrowholder shall, at the expense of the Demanding Party, give notice of such demand (the "Notice of Demand") to the other party (the "Other Party"). If Escrowholder does not receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, Escrowholder shall disburse the Earnest Money to the Demanding Party. If Escrowholder does receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, then Escrowholder shall thereafter disburse the Earnest Money only in accordance with written instructions executed by both Buyer and Sellers, or if none, then in accordance with a final, non‑appealable court order.

Sellers and Buyer shall indemnify and hold Escrowholder harmless from all costs and expenses incurred by Escrowholder, including reasonable attorneys' fees, by reason of Escrowholder being a party to this Agreement, except for any costs and expenses (a) incurred by Escrowholder as a result of any failure by Escrowholder to perform its obligations under this Agreement or (b) arising out of the negligence or misconduct of Escrowholder. In the event of any disagreement between Sellers and Buyer resulting in adverse claims or demands being made in connection with the Earnest Money, Escrowholder, upon written notice to Sellers and Buyer, may commence an interpleader action and deposit the Earnest Money with a court of competent jurisdiction.

4.2.3    Cash at Closing.      Buyer shall pay to Sellers, by depositing with Escrowholder, in cash or other immediately payable funds, the Tranche 1 Purchase Price at the Tranche 1 Closing (as hereinafter defined), less the Tranche 1 Earnest Money (plus the accrued interest thereon) held by Escrowholder, plus costs to be paid by Buyer for such Tranche 1 Properties pursuant to Section 7.4 hereof, and plus or minus prorations and adjustments shown on the Closing Statements executed by Buyer and Sellers for such Tranche 1 Properties. Buyer shall pay to Sellers, by depositing with Escrowholder, in cash or other immediately payable funds, the Tranche 2 Purchase Price at the Tranche 2 Closing, less the Tranche 2 Earnest Money (plus the accrued interest thereon) held by Escrowholder, plus costs to be paid by Buyer for such Tranche 2 Properties pursuant to Section 7.4 hereof, and plus or minus prorations and adjustments shown on the Closing Statements executed by Buyer and Sellers for such Tranche 2 Properties.

4.2.4    Independent Consideration.      Concurrent with its deposit of the Earnest Money with Escrowholder, Buyer shall deposit with Escrowholder the additional amount of Ten Dollars ($10.00) (the “Independent Contract Consideration”), which Seller and Buyer agree shall be immediately released and paid to Seller by Escrowholder (via U.S. mail) upon Escrowholder’s receipt thereof and of a copy of this Agreement executed by Buyer and Seller. Moreover, Seller and Buyer agree and acknowledge that the Independent Contract Consideration has been bargained for and agreed as additional consideration for Seller’s execution and delivery of this Agreement and for Buyer’s rights of review, inspection and termination provided herein. At Closing, the Independent Contract Consideration shall not be applied to the Purchase Price.

4.3    Conveyance by Deed.      Subject to the provisions of this Agreement, on the applicable Closing Date each Seller shall convey the Property owned by such Seller to Buyer by a special warranty deed (the "Deed") in the form of Exhibit A attached hereto, subject to the Permitted Exceptions. If necessary, the form of Deed shall be modified so as to be recordable in the jurisdiction where the Property is located.

ARTICLE 5

TITLE AND SURVEY

5.1    Title Commitment.      Sellers shall, within three (3) business days after the Effective Date, deliver or cause Title Insurer to deliver, a title commitment to insure fee title to the Real Property (the "Commitment") with respect to each Property, together with a legible copy of each instrument that is listed as an exception in the Commitment, with the cost thereof to be paid in accordance with Section 7.4 hereof. Buyer shall have until the Tranche 1 Approval Date [or Tranche 2 Approval Date, as applicable] (the “Title Objection Date”) to examine same and to notify Sellers in writing of its objections to title (all items so objected to being hereinafter referred to as the "Objectionable Items"). All matters affecting title to the Property as of the date of the applicable Commitment, except those specifically and timely objected to by Buyer in accordance with this Section, shall be deemed approved by Buyer and shall be deemed to be "Permitted Exceptions." If Buyer timely notifies Sellers of any Objectionable Items, Sellers may, but shall not be obligated to, cure or remove same; however, Sellers agree to consult with Title Insurer in order to determine which Objectionable Items, if any, Title Insurer is willing to remove, all with no action required on the part of Sellers. Anything in this Agreement to the contrary notwithstanding, Sellers shall, prior to the applicable Closing, cure any monetary liens and other liens of an ascertainable amount created or assumed by, through or under Sellers (the “Monetary Exceptions”).

If Sellers and/or Title Insurer does cure or remove all such Objectionable Items, Buyer shall have no further right to terminate this Agreement pursuant to this Article except with respect to subsequent matters affecting title and survey as set forth in Section 5.3 herein. Such Objectionable Items shall be deemed cured or removed if Title Insurer issues a revised Commitment to issue, at Closing, a T-1 Owner's Policy of Title Insurance in the amount of the Purchase Price for such Property in favor of Buyer, with such Objectionable Items having been removed as exceptions or insured over by Title Insurer. Sellers shall notify Buyer, within five (5) days after Sellers’ receipt of Buyer's notice of Objectionable Items, as to which Objectionable Items Sellers and/or Title Insurer are willing or able to cure or remove ("Seller's Election"); and if no such notice is given within such time period, Sellers shall be deemed to have elected not to cure any of the Objectionable Items. If Sellers are unwilling or unable to cure some or all of the Objectionable Items, Buyer shall, as its sole and exclusive remedy in such event, make an election in writing ("Buyer's Election"), within five (5) days after receipt by Buyer of Sellers’ Election (or the expiration of the time period for Sellers to make Sellers’ Election if Seller fails to send notice of Seller's Election) either:

(a)
to accept title to the Properties subject to the Objectionable Items which Sellers are unwilling or unable to cure (all such items being thereafter included in "Permitted Exceptions"), in which event the obligations of the parties hereunder shall not be affected by reason of such matters, the sale contemplated hereunder shall be consummated without reduction of the Purchase Price, and Buyer shall have no further right to terminate this Agreement pursuant to this Section 5.1; or

(b)
to terminate this Agreement in accordance with Article 14 hereof; provided however, that in the event that Seller elects to cure, or is required to cure pursuant to the terms of this Agreement, any Objectionable Item and fails to do so prior to Closing, such failure shall be a default by Seller and subject to the terms of Section 13.2 hereof.

If Sellers have not received Buyer's Election within such five (5) day period, Buyer shall be deemed conclusively to have elected to accept title to the Properties in accordance with paragraph (a) above.

At the applicable Closing, each Seller shall provide Title Insurer with a Title Affidavit in the form of Exhibit K attached hereto. Under no circumstances shall any Seller be obligated to give Title Insurer any certificate, affidavit, or other undertaking of any sort which would have the effect of increasing the potential liability of such Seller over that which it would have by giving Buyer the Special Warranty Deed required hereunder and giving the Title Insurer the Title Affidavit in the form of Exhibit K attached hereto.

5.2    Survey.      Within three (3) business days after the Effective Date, Sellers shall provide Buyer with Sellers’ most recent available surveys of the Properties. Buyer has the option, at Buyer's sole cost and expense, to obtain its own survey of the Properties. If as a result of reviewing the survey or such updated survey, prior to the Title Objection Date Buyer or Title Insurer determines there are additional exceptions to title other than Permitted Exceptions, such items shall, if and only if Buyer shall give written notice thereof to Sellers (together with a copy of the draft updated survey, if such objection is based thereon) no later than the Title Objection Date, be deemed "Objectionable Items," and, if Buyer shall so give notice to Sellers, then the rights and obligations of Buyer and Sellers with regard to such Objectionable Items shall be as set forth in Section 5.1 hereof.

5.3    Subsequent Matters Affecting Title and Survey.      If Buyer's survey or the title insurance policy which would otherwise be delivered to Buyer at Closing, reflects as exceptions, any items other than Permitted Exceptions, such items shall, if and only if Buyer shall give written notice thereof to Sellers no later than the applicable Closing Date, be deemed "Objectionable Items," and if Buyer shall so give notice to Sellers, then:

(a)
the applicable Closing shall be postponed to the first business day which is ten (10) business days after the Closing Date, or such earlier date as may be mutually agreed to between Buyer and Sellers; and

(b)
the rights and obligations of Buyer and Sellers with regard to such Objectionable Items shall be as set forth in Section 5.1 hereof; provided however that Seller agrees to remove any exceptions or encumbrances to title which are created by, through or under Seller or its affiliates after the date of the Commitment without Buyer’s written consent, which may be granted or withheld in Buyer’s sole and absolute discretion.

ARTICLE 6

CONDITION OF THE PROPERTY

6.1    Inspections.

6.1.1    Inspection of Property.      BUYER HAS BEEN EXPRESSLY ADVISED BY SELLERS TO CONDUCT AN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTIES (SUBJECT TO THE PROVISIONS HEREOF), UTILIZING EXPERTS AS BUYER DEEMS NECESSARY. Sellers and Buyer previously entered into that certain Access Agreement with respect to the Properties dated as of August 9, 2013 (the “Access Agreement”). The parties acknowledge and agree that the Access Agreement is deemed terminated as of the Effective Date, and neither party shall have any further liability thereunder, including without limitation those that would otherwise survive termination thereunder. Subject to the provisions of Section 6.3.1 hereof, from the Effective Date until Closing, Buyer shall have the right to conduct, at its own expense, an inspection of the Properties to determine, among other things, the Condition and Quality of the Property (as defined in Section 3.2 hereof).

Subject to Section 6.2 hereof, Buyer and its contractors and agents, may enter upon the Properties for purposes of examining its terrain, access thereto and physical condition, conducting engineering and/or feasibility studies, conducting site analysis, conducting any other examination, and making any test or inspection (collectively, the “Inspections”) Buyer may deem necessary related to the Properties; provided, however, any "Phase II" (as such term is commonly used in the industry), or other invasive testing, sampling or borings shall be subject to Section 6.3.1. Sellers will provide Buyer and its representatives with access to the Properties subject to Section 6.2 hereof.

6.1.2    Due Diligence Documents.      Within three (3) business days after the Effective Date, to the extent not previously provided, Seller shall, at the sole expense of Seller, deliver to Buyer (in electronic format to the extent feasible) all documents pertaining to the

Property that have been prepared by, for or at the request of Seller or are in the possession or control of, or are reasonably available to, Seller, including, without limitation, the documents listed on Schedule 3 attached hereto other than any confidential and/or proprietary materials (collectively, the “Seller Deliveries”). Seller hereby acknowledges and agrees that the following are in the possession of or control of, or are reasonably available to, Seller and will be provided as required in the previous sentence: monthly operating statements (year-to-date and for the period of Seller’s ownership); year-end financial statements, audited if available (for the period of Seller’s ownership); and copies of all Tenant Leases (provided that Tenant Leases shall be available for inspection and copying at the Property only). In addition, within five (5) business days after the Effective Date, Seller shall provide Buyer with a list of all the Personal Property (the “Personal Property List”).

All information made available by Sellers to Buyer in accordance with this Agreement or obtained by Buyer in the course of its Inspections (excluding any information or documentation that is or becomes generally available to the public other than as a result of the disclosure thereof by Buyer) shall be treated as confidential information by Buyer, and, prior to the purchase of the Properties by Buyer, Buyer shall not divulge and shall use its commercially reasonable efforts to prevent its Consultants from divulging such information to any unrelated third parties, except (i) as required by law or by any governmental or quasi-governmental entity, (ii) to consummate the terms of this Agreement, or (iii) to Buyer’s lenders, attorneys and accountants. The provisions of this paragraph shall survive for three (3) months after the termination of this Agreement.

6.2    Entry onto Property.      Notwithstanding anything contained herein to the contrary, Buyer, its employees, contractors, lenders and/or agents, shall give notice to the applicable Seller (which may be electronic transmission) a reasonable time prior to entry onto its Property (which in no event shall be less than 48 hours prior notice) and shall permit any Seller to have a representative present during all inspections conducted at the Properties. Buyer's inspection rights shall be subject to the rights of the tenant(s), including without limitation, rights of quiet enjoyment, and Buyer agrees that it will us commercially reasonable efforts to minimize disruption to tenants.

Buyer shall deliver proof of the insurance coverage required pursuant to this Agreement to Sellers (in the form of a certificate of insurance) prior to Buyer’s or its consultants' entry onto any Property. The provisions of this paragraph shall survive the termination of this Agreement until December 31, 2013.

Type	Limits
Worker's Compensation/Employer's Liability	Statutory
Commercial General Liability	$1,000,000/occurrence $2,000,000/aggregate (as to Buyer, or $1,000,000/aggregate as to its agents or contractors) $500,000/property damage
Buyer shall take such actions and implement such protections as are commercially reasonable to ensure that all actions taken in connection with the Inspections or other matters performed by Buyer with respect to the Properties, and all equipment, materials and substances generated, used or brought onto the Properties pose no material threat to the safety of persons or the environment and cause no damage to the Properties or other property of Sellers or other persons. Buyer shall indemnify, hold harmless and, if requested by any Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) Sellers, together with Sellers' affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, property manager, and regional property manager, (collectively, including each Seller, "Seller's Indemnified Parties"), from and against any and all damages, mechanics' liens, liabilities, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Buyer’s or Consultants’ entry onto the Properties, and any Inspections or other matters performed by Buyer with respect to the Properties during the term of this Agreement or otherwise provided, however, that Buyer shall not incur any liability or obligation to indemnify under the foregoing for any Losses (i) resulting or arising out of any existing state, fact or condition merely discovered or identified by Buyer or any of its Consultants (except to the extent exacerbated by Buyer and/or Consultants’ activities hereunder) or (ii) resulting or arising out of the negligence or willful misconduct of any of the Seller’s Indemnified Parties. The provisions of this paragraph shall survive after the termination of this Agreement until (i) December 31, 2013 with respect to Losses of Sellers unrelated to any claim of any third party unaffiliated with Sellers or (ii) August 9, 2014 with respect to Losses of Sellers relating to any claim made by a third party unaffiliated with Sellers of which Seller first becomes aware after November 30, 2013.

Buyer shall not permit any mechanic's or materialmen's liens or any other liens to attach to any Property by reason of the performance of any work or the purchase of any materials by Buyer or any other party in connection with any Inspections conducted by or Buyer. The provisions of this paragraph shall survive after the termination of this Agreement until (i) December 31, 2013 with respect to any lien filed prior to November 30, 2013 or (ii) August 9, 2014 with respect to any lien filed after November 30, 2013.

Promptly following the termination of this Agreement for any reason, Buyer hereby agrees to restore, at Buyer’s sole cost and expense, the Property to the same condition existing immediately prior to Buyer’s exercise of its rights pursuant to this Agreement, provided that in no event shall Buyer have any obligation to restore the Property or repair any damage to the Property that is not caused (including by exacerbation) by Buyer or its Consultants. The provisions of the preceding sentence shall survive after the termination of this Agreement until December 31, 2013.

6.3    Environmental Matters.

6.3.1    Buyer's Environmental Investigation.      Subject to the provisions of Section 6.2, Buyer, at its option, may conduct, at Buyer's sole cost and expense, any "Phase “I" (as such term is commonly used in the industry) environmental testing of the Properties. Notwithstanding anything in this Agreement to the contrary, any Seller shall have the right to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of the Properties), investigations and other matters that in such Seller's reasonable judgment could result in any injury to a Property or breach of any contract, or expose any Seller to any Losses or violation of applicable law, or otherwise adversely affect such Property or such Seller's interest therein, and Buyer shall obtain such Seller's prior written consent (which may be obtained and received by electronic transmission) to any such entries, surveys, tests, investigations or other matters that are invasive on such Property.

6.3.2    Seller's Environmental Reports.      Sellers shall deliver to Buyer, not later than three (3) business days after the full execution of this Agreement, copies of all environmental reports in Seller's possession or control relating to the Properties that were prepared by third party environmental consultants on Seller's behalf (the "Existing Environmental Report(s)"). The Existing Environmental Report(s) are listed on Exhibit C attached hereto. Notwithstanding the foregoing, Sellers shall be under no obligation to release any Existing Environmental Report(s) to Buyer if Sellers are not permitted to do so under any legal or contractual confidentiality obligation. Sellers shall have no responsibility or liability with respect to the results or any inaccuracies in any Existing Environmental Report(s), and makes no representations or warranties whatsoever regarding (i) the completeness of Existing Environmental Report(s); (ii) the truth or accuracy of Existing Environmental Report(s); or (iii) the existence or nonexistence of any hazardous materials in, on, or about the Properties. Further, Sellers are not assigning Existing Environmental Report(s) to Buyer, nor granting Buyer any rights with respect to any environmental firm(s) producing Existing Environmental Report(s).

6.4    Approval and Termination.     Buyer shall have the right, in its absolute discretion, for any reason, to terminate this Agreement in its entirety by written notice to Sellers given on or before the applicable Approval Date; provided, however, for the purpose of clarity, absent an Intentional Default (as hereinafter defined) by Sellers with respect to one or more Properties which remains uncured after the notice and cure period under Section 13.2 shall have expired (for which Buyer may terminate only as to the affected Property(ies)), Buyer may not exercise such termination right with respect to fewer than all of the Properties, and any termination right exercised by Buyer shall terminate this Agreement in its entirety, subject to the terms and provisions which expressly survive Closing or such earlier termination of this Agreement. If Buyer does not elect to terminate this Agreement, then, on or before the applicable Approval Date, Buyer shall deliver to Sellers and Escrowholder a written notice ("Approval Notice") in the form of Exhibit J attached hereto, without condition. Buyer shall also specify in the Approval Notice those Service Contracts which Buyer elects to have assigned to it, and the failure of Buyer to so specify shall be deemed to be an election by Buyer to assume all Service Contracts (including Long Term Service Contracts, which Buyer shall be required to assume at Closing) for the applicable Properties. If Buyer does not timely send the Approval Notice on or prior to the Tranche 1 Approval Date and the Tranche 2 Approval Date, Buyer will be conclusively deemed to have terminated this Agreement in accordance with Article 14 hereof.

6.5    Service Contracts.      Notwithstanding anything set forth herein to the contrary, Buyer shall be required to assume the Long Term Service Contracts at the applicable Closing. With respect to the Service Contracts (other than the Long Term Service Contracts) which Buyer has elected not to have assigned to it, as indicated in the applicable Approval Notice, Sellers shall terminate such Service Contracts effective as of the applicable Closing Date. If and to the extent that any such Service Contract is not terminable until a date after the Closing, notwithstanding Sellers’ timely delivery of the appropriate termination notice (which notice may be revocable by Seller), then Buyer shall be responsible for all obligations under such Service Contract from the applicable Closing Date until the effective date of termination. Seller shall deliver the applicable notices of termination as soon as practicable following Sellers’ receipt of each Approval Notice.

6.6    Management and Leasing of the Property.      Until the Closing Date or any earlier termination of this Agreement:

(a)Seller shall manage, operate, maintain and repair the Property in the ordinary course of business and substantially in accordance with Seller’s existing practices (including, without limitation, maintenance of substantially the same advertising and marketing programs for the Properties in effect as of the date of this Agreement), normal wear and tear and damage by fire, casualty and eminent domain or condemnation excepted; provided, however, in no event shall Sellers be obligated to make any capital improvements following the Effective Date (it being acknowledged and agreed that, solely for purposes of this paragraph, carpeting, paint, and other items repaired or replaced in the ordinary course of Seller’s business in making vacated units “rent ready” shall not be considered to be capital improvements).

(b)Seller shall not initiate or consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property. Seller will not sell, assign, rent, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, the Property (or any material part thereof or estate therein), except as approved in writing by Buyer, in its sole discretion, or as expressly provided in this Agreement. Notwithstanding the foregoing, Seller shall have the right to (i) continue leasing apartment units in the Property in the manner authorized in this Agreement, (ii) terminate, amend or enter into service contracts in the manner authorized in this Agreement and (iii) use, deplete, remove or replace items of Personal Property in the ordinary course of business.

(c)Except as provided in subsection (d) below, Seller shall not enter into any contracts affecting the Property which are not terminable upon prior notice of thirty (30) days or less and without payment of any fee or penalty without obtaining Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, except that Buyer hereby approves that certain Services Agreement by and between Comcast of Houston, LLC and TEL-LA Carrington Place, LLC with respect to Carrington Place Apartments, in form and substance substantially as attached hereto as Exhibit N.

(d)Sellers shall lease apartment units for the Properties using Sellers’ standard form lease for the Properties at market rents and pursuant to Sellers’ current normal and customary business practices; provided, however from and after the Effective Date, Seller shall not, without obtaining Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, enter into any Lease or any amendment to an existing Lease for a term in excess of sixteen (16) months. Except as otherwise noted on the Rent Roll, as to any new leases entered into after the Tranche 1 Approval Date or Tranche 2 Approval Date, as applicable, the term shall not be less than six (6) months. Seller shall not accept any prepayment of rent or other amounts due under a Lease of more than two (2) months.

(e)Seller shall immediately furnish to Buyer copies of all written communications received by Seller from and after the Effective Date from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person from and after the Effective Date concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Premises (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Premises.

(f)Seller shall promptly notify Buyer in writing of (i) any notice of condemnation proceeding commenced against the Property received by Seller from and after the Effective Date (and shall provide reasonable updates with respect to the Pending Condemnation, as defined on Exhibit D); and (ii) any litigation, arbitration or administrative hearing relating to the Property or Seller’s ownership or operation thereof for which Seller receives written notice following the Effective Date.

(g)Seller shall promptly deliver to Buyer copies of all notices received by Seller from and after the Effective Date asserting any breach or default under the Leases, the Service Contracts, the Permitted Exceptions, or any violation of any licenses, permits, governmental approvals or certificates of occupancy or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Property.

ARTICLE 7

CLOSING

7.1    Buyer's Conditions Precedent to Closing.

(a)    Tranche 1 Closing. The obligations of Buyer with regard to Closing the Tranche 1 Properties under this Agreement are, at its option, subject to the fulfillment of each and all of the following conditions prior to or at the Tranche 1 Closing Date:

(i)
Kingwood Seller, V-Huffmeister Seller and Riata Seller (the “Tranche 1 Sellers”) shall have performed and complied with all the agreements and conditions required in this Agreement to be performed and complied with by the Tranche 1 Sellers with respect to the Tranche 1 Properties prior to the Tranche 1 Closing Date.

(ii)
Title Insurer shall have irrevocably committed to issue the T-1 Owner's Policy of Title Insurance for each Tranche 1 Property in the amount of the Purchase Price allocated to such Tranche 1 Property, as set forth in Schedule 2 hereof, in the form previously approved by Buyer in accordance with the terms of Article 5 hereof, and showing title vested in Buyer subject only to the Permitted Exceptions.

(iii)	The representations by the Tranche 1 Sellers contained herein shall be true and correct in all material respects as of the Tranche 1 Closing Date.

If any one or more items listed above (the “Tranche 1 Closing Conditions”) have not been satisfied as of the Tranche 1 Closing Date, Buyer shall have the right to either waive such Tranche 1 Closing Conditions or terminate this Agreement pursuant to Article 14 hereof, or, if such failure constitutes a default by Seller, pursuant to Section 13.2 hereof. Notwithstanding the foregoing, in the event that the Tranche 1 Closing Conditions have been met as to certain Tranche 1 Properties, but not all Tranche 1 Properties (and such failure of condition is not as a result of any default by Tranche 1 Sellers hereunder) (each Property where a Tranche 1 Closing Condition has not been met, a “Tranche 1 Conditioned Property”), Seller hereby reserves the right to terminate this Agreement as to any Tranche 1 Conditioned Property only, by delivering written notice to Buyer of such election prior to the Tranche 1 Closing Date; provided, however, that in lieu of such termination by Seller, Buyer may, in its sole discretion, agree to waive such condition and close. Following such notice of partial termination, this Agreement shall survive with respect to the remaining Properties, and the Tranche 1 Closing shall proceed with respect to the remaining Properties (with the Purchase Price reduced by the Purchase Price allocated to each Conditioned Property as set forth on Schedule 2 attached hereto). Except for those obligations which expressly survive termination of this Agreement, neither Buyer nor Sellers shall have any further obligations hereunder with respect to any Tranche 1 Conditioned Property for which this Agreement has been terminated in accordance with the foregoing. Buyer shall be entitled to a prompt return of the portion of the Earnest Money attributable to the Tranche 1 Conditioned Property as a result of such partial termination (other than the Initial Payment, except to the extent Buyer is also entitled to a return of same pursuant to the terms herein).

(b)    Tranche 2 Closing. The obligations of Buyer with regard to Closing the Tranche 2 Properties under this Agreement are, at its option, subject to the fulfillment of each and all of the following conditions prior to or at the Tranche 2 Closing Date:

(i)
Carrington Seller, C-Huffmeister Seller and Champion Seller (the “Tranche 2 Sellers”) shall have performed and complied with all the agreements and conditions required in this Agreement to be performed and complied with by the Tranche 2 Sellers with respect to the Tranche 2 Properties prior to the Tranche 2 Closing Date.

(ii)
Title Insurer shall have irrevocably committed to issue the T-1 Owner's Policy of Title Insurance for each Tranche 2 Property in the amount of the Purchase Price allocated to such Tranche 2 Property, as set forth in Schedule 2 hereof, in the form previously approved by Buyer in accordance with the terms of Article 5 hereof, and showing title vested in Buyer subject only to the Permitted Exceptions.

(iii)	The representations by the Tranche 2 Sellers contained herein shall be true and correct in all material respects as of the Tranche 2 Closing Date.

If any one or more items listed above (the “Tranche 2 Closing Conditions”) have not been satisfied as of the Tranche 2 Closing Date, Buyer shall have the right to either waive such Tranche 2 Closing Conditions or terminate this Agreement pursuant to Article 14 hereof or, if such failure constitutes a default by Seller, pursuant to Section 13.2 hereof. Notwithstanding the foregoing, in the event that the Tranche 2 Closing Conditions have been met as to certain Tranche 2 Properties, but not all Tranche 2 Properties (and such failure of condition is not as a result of any default by Tranche 2 Sellers hereunder) (each Property where a Tranche 2 Closing Condition has not been met, a “Tranche 2 Conditioned Property”), Seller hereby reserves the right to terminate this Agreement as to any Tranche 2 Conditioned Property only, by delivering written notice to Buyer of such election prior to the Tranche 2 Closing Date; provided, however, that in lieu of such termination by Seller, Buyer may, in its sole discretion, agree to waive such condition and close. Following such notice of partial termination, this Agreement shall survive with respect to the remaining Properties, and the Tranche 2 Closing shall proceed with respect to the remaining Properties (with the Purchase Price reduced by the Purchase Price allocated to each Conditioned Property as set forth on Schedule 2 attached hereto). Except for those obligations which expressly survive termination of this Agreement, neither Buyer nor Sellers shall have any further obligations hereunder with respect to any Tranche 2 Conditioned Property for which this Agreement has been terminated in accordance with the foregoing. Buyer shall be entitled to a prompt return of the portion of the Earnest Money attributable to the Tranche 2 Conditioned Property as a result of such partial termination (other than the Initial Payment, except to the extent Buyer is also entitled to a return of same pursuant to the terms herein).

7.2    Seller's Conditions Precedent to Closing.

(a)    Tranche 1 Closing. The obligations of the Tranche 1 Sellers with regard to the Tranche 1 Closing under this Agreement are, at the Tranche 1 Sellers’ option, subject to the fulfillment of all of the following conditions prior to or at the Tranche 1 Closing Date:

(i)
Buyer shall have performed and complied with all the agreements and conditions required by this Agreement to be performed and complied with by Buyer with respect to the Tranche 1 Properties prior to the Tranche 1 Closing Date, and Buyer and the Tranche 1 Sellers agree that Escrowholder may deem all such items to have been performed and complied with when Buyer has deposited with Escrowholder all items required hereunder for the Tranche 1 Properties.

(ii)	The representations by Buyer contained herein shall be true and correct in all material respects as of the Tranche 1 Closing Date.

If any one or more items listed above have not been satisfied as of the Tranche 1 Closing Date, Sellers shall have the right to terminate this Agreement pursuant to Article 14 hereof.

(b)    Tranche 2 Closing. The obligations of the Tranche 2 Sellers with regard to the Tranche 1 Closing under this Agreement are, at the Tranche 2 Sellers’ option, subject to the fulfillment of all of the following conditions prior to or at the Tranche 2 Closing Date:

(i)
Buyer shall have performed and complied with all the agreements and conditions required by this Agreement to be performed and complied with by Buyer with respect to the Tranche 2 Properties prior to the Tranche 2 Closing Date, and Buyer and the Tranche 2 Sellers agree that Escrowholder may deem all such items to have been performed and complied with when Buyer has deposited with Escrowholder all items required hereunder for the Tranche 2 Properties.

(ii)	The representations by Buyer contained herein shall be true and correct in all material respects as of the Tranche 2 Closing Date.

If any one or more items listed above have not been satisfied as of the Tranche 2 Closing Date, Sellers shall have the right to terminate this Agreement pursuant to Article 14 hereof.

7.3    Deposits in Escrow.      On or before the applicable Closing Date:

7.3.1    Seller's Deposits.      Each Tranche 1 Seller shall deliver to Escrowholder the following to be held in escrow for each Tranche 1 Property on or before the Tranche 1 Closing Date, and each Tranche 2 Seller shall deliver to Escrow Holder the following to be held in escrow for each Tranche 2 Property on or before the Tranche 2 Closing Date.

(a)	Deed in the form of Exhibit A attached hereto;

(b)	Certificate of Non-Foreign Status in the form of Exhibit E attached hereto;

(c)	Evidence of Seller’s Authority with respect to the transaction set forth herein in a form reasonably acceptable to Buyer and Title Insurer;

(d)	Bill of Sale in the form of Exhibit F attached hereto;

(e)	Title Affidavit in the form of Exhibit K attached hereto and any affidavit required by the Title Company to issue to Buyer so-called “gap” coverage;

(f)	Seller's Certificate in the form of Exhibit G attached hereto; and

(g)
Updated Rent Roll. A rent roll (in the same format as the Rent Roll) setting forth the rents and other charges and payments due from tenants under the Tenant Leases, including without limitation any which are in arrears, all dated as of the date not earlier than two (2) business days prior to the Closing Date.

7.3.2    Buyer's Deposits.      Buyer shall deliver to Escrowholder the following to be held in escrow:

(a)
On or before the Tranche 1 Closing Date, the Tranche 1 Purchase Price less the Tranche 1 Earnest Money, plus costs to be paid by Buyer pursuant to the terms of this Agreement for the Tranche 1 Properties, and plus or minus prorations and adjustments shown on the closing statement executed by Buyer and Seller;

(b)	On or before the Tranche 2 Closing Date, the Tranche 2 Purchase Price, less the Tranche 2 Earnest Money, plus costs to be paid by Buyer pursuant to the terms of this Agreement for the Tranche 2

Properties, and plus or minus prorations and adjustments shown on the closing statement executed by Buyer and Seller;

(c)	For each Closing, a Buyer's Certificate in the form of Exhibit H attached hereto; and

(d)	For each Closing, an Assignment and Assumption of Purchase Agreement, if applicable.

7.3.3    Joint Deposits.      Buyer and each Seller shall jointly deposit with Escrowholder the following documents for each Closing, each executed by persons or entities duly authorized to execute same on behalf of Buyer and the applicable Seller:

(a)
Closing Statement A Closing Statement prepared by Escrowholder in conformance with the terms of this Agreement and approved and executed by Buyer and the applicable Sellers prior to the applicable Closing Date (the “Closing Statement”).

(b)
Assignment and Assumption of Tenant Leases An assignment and assumption of Tenant Leases in the form of Exhibit B attached hereto, assigning to Buyer all of the applicable Seller's right, title, and interest in the Tenant Leases.

(c)
Assignment and Assumption of Service Contracts and Other Obligations An assignment and assumption of Service Contracts and other obligations of the applicable Seller in the form of Exhibit K attached hereto, assigning to Buyer all of such Seller's right, title, and interest in the Assumed Service Contracts and other obligations.

7.3.4    Other Documents.      At each Closing, Buyer and Sellers shall deposit with Escrowholder all other documents which are required to be deposited in escrow by the terms of this Agreement or as may be reasonably and customarily required to consummate the transactions contemplated by this Agreement (but without increasing the liability or obligations of either party hereto).

7.4    Costs.      Seller shall pay the cost of a T-1 Owner's Title Insurance Policy for each Property, Buyer shall pay the cost of all endorsements to such owner's policy requested by Buyer, and the costs of any updated survey obtained by Buyer. Buyer shall also pay all costs associated with any financing obtained by Buyer. Sellers shall pay the recording fees for the Deeds, as well as the cost to remove any Monetary Exceptions. All other costs and expenses of the sale and Closing shall be paid by the party to which such costs are allocated under the local customs where the Property is located. Buyer and Sellers shall equally share the cost of Escrowholder's charge for the escrow, if any. Buyer and Sellers shall each pay its own legal fees incurred in connection with the drafting and negotiating of this Agreement and the Closing of the transaction contemplated herein. The provisions of this Section 7.4 shall survive Closing.

7.5    Prorations.

7.5.1.    Generally.      The following items shall be prorated between Buyer and Seller for each Property as of 11:59 p.m. on the date immediately prior to the applicable Closing Date:

(a)
Taxes and Assessments. General real estate taxes and assessments and other similar charges which are a lien on any Property, but not yet due and payable as of the applicable Closing Date, shall be prorated based upon the most recent tax bill; provided, however, if the tax or assessments bill for the year of Closing has not been issued prior to Closing, such taxes or assessments shall be prorated based upon the tax or assessment bill issued for the previous year, with known changes, if any and Seller and Buyer shall reprorate real estate taxes and assessments based upon the actual amount, if any, when the actual amount becomes known. Any assessments levied against such Property which are payable on an installment basis and which installments are due, payable and outstanding on the Closing Date shall be paid by such Seller on the Closing Date. The provisions of this Section 7.5.1 shall survive Closing.

(b)
Rentals, Other Income, and Security Deposits. Rentals and other amounts and items of income relating to a Property which have been collected by the applicable Seller, including, if any, (i) additional rent relating to "pets"; and (ii) prepaid rents shall be prorated as of the Closing Date and shall be final as of such Closing Date. Buyer shall receive a credit at the Closing for the aggregate amount of (a) tenant security deposits; (b) additional pet security deposits; and (c) any other deposits due and payable to such Seller pursuant to Tenant Leases to the extent the same have not previously been applied by Seller to amounts due under such Tenant Leases. There shall be no proration of any rental or other payments which have not been received by a Seller as of the Closing Date for such Property and no Seller shall receive a credit therefor at Closing; provided, however, that for a period of ninety (90) days after Closing, Buyer shall use commercially reasonable efforts to collect from tenants any amounts owed to any Seller for the period prior to the Closing Date, which efforts shall not include any requirement on Buyer's part to commence litigation against tenants for collection of such unpaid amounts or incur any expense. Any rents and other amounts due to a Seller under the

Tenant Leases which are collected after the Closing Date by Buyer, or it agents, shall be applied first to the current rent due, then to past due rent owed to Buyer and finally, to any rent due for the period prior to the Closing Date, in which case Buyer shall promptly remit such portion to the applicable Sellers.

(c)
Expenses. All expenses of operating a Property which have been prepaid by a Seller (except insurance pursuant to Section 7.6) shall be prorated. Expenses incurred in operating such Property and any other costs incurred in the ordinary course of business or the management and operation of such Property shall be prorated on an accrual basis. Any leasing commissions with respect to the Leases shall be the sole responsibility of Seller, and shall be paid or discharged fully at or prior to Closing. Seller shall retain sole responsibility to pay (or cause its property manager to pay) all employee costs of Property through date immediately preceding the Closing Date.

(d)
Utilities. Each Seller shall receive credit for assignable utility deposits, if any, which are assigned to Buyer at Buyer's request or with Buyer's consent. To the extent possible, Seller shall cause all utility meters with respect to utility charges which are not payable by tenants, to be read as of the Closing Date, and such Seller shall pay all charges for those utilities payable by Seller with respect to the applicable Property which have accrued to and including the applicable Closing Date and Buyer shall pay all such expenses accruing after such Closing Date. If Seller is unable to obtain readings of any meters for one or more utilities prior to the Closing Date, such utilities shall be prorated as 11:59 p.m. on the day immediate prior to the Closing Date; provided, however that if the amount of any such utilities is not known on such date, they shall be apportioned on the basis of the amounts for the preceding period, with a reapportionment as soon as the new amounts can be ascertained. Within ninety (90) days after the Closing Date, all reimbursable utility bills for utility charges incurred by Seller and reimbursable to Seller from the tenants under the Leases for periods prior to Closing (“RUBS”), if received by Buyer, shall be remitted by Buyer to Seller. Thereafter, Buyer shall have no obligation to remit RUBS income to Seller. Residential utility service invoiced on or after the Closing Date shall be paid by Buyer, and Seller shall have no right to any RUBS income due from and paid by tenants attributable to such residential utility service.

(e)
Rent Ready Adjustments. Not more than forty eight (48) hours prior to Closing (“Walk Through Date”), a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated on or before five (5) days prior to Closing that Seller has not placed in a “rent ready” condition before the Walk Through Date, Buyer shall receive a credit against the Purchase Price at Closing in the amount of $750 per unit. As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition. Nothing contained in this subparagraph (e) shall be construed as limiting Buyer’s rights and Seller’s obligations under the other provisions of this Agreement.

Buyer and Sellers agree to estimate any amounts which cannot be determined accurately as of any Closing Date. Prorations and adjustments shall be made by credits to or charges against the Purchase Price allocated to each Property. For purposes of calculating prorations, Buyer shall be deemed to be entitled to the income and responsible for the expenses for the entire day upon which the applicable Closing occurs. All prorations shall be made in accordance with customary practice in the counties in which the Properties are located, except as expressly provided herein. Within ninety (90) days after Closing (or with respect to taxes and assessments, within thirty (30) days after tax bills are issued), any pro-rated items that were based upon inaccurate estimations at Closing because the information necessary to definitively compute such proration is unavailable, or because of errors or omissions in computing prorations as of the pro-ration date, including without limitation, prorations relating to taxes and assessments or to utilities and other operating expenses with respect to the Property for the month in which the Closing occurs, the parties agree to adjust the proration of taxes and assessments, utilities and other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment. For clarification, this paragraph shall not apply to Rents which shall be pro-rated and paid under Section 7.5.1(b) above. The provisions of this Section shall survive Closing.

7.5.2    Intentionally omitted.

7.6    Insurance.      The fire, hazard, and other insurance policies relating to the Properties shall be canceled by Sellers as of the applicable Closing Date and shall not, under any circumstances, be assigned to Buyer. All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Properties shall be retained by Seller.

7.7    Close of Escrow.      As soon as Buyer and Seller have deposited all items required with Escrowholder, and upon satisfaction of Sections 7.1 and 7.2 and after receipt of joint instructions of Buyer and Seller, Escrowholder shall cause the sale and purchase of the Tranche 1 Properties to be consummated as of the Tranche 1 Closing Date (the “Tranche 1 Closing”), and the Tranche 2 Properties to be consummated as of the Tranche 2 Closing Date (the “Tranche 2 Closing”) (each of the Tranche 1 Closing and the Tranche 2 Closing is referred to herein as, a "Closing") in accordance with the terms hereof by immediately and in the order specified:

(a)
Wire Transfer. Wire transferring the Purchase Price allocated to the Tranche 1 Properties as of the Tranche 1 Closing Date and as allocated to the Tranche 2 Properties as of the Tranche 2 Closing Date, (less the costs paid by Sellers at Closing, and plus or minus the amount of any prorations pursuant to the terms hereof), all as set forth on the Closing Statement, directly to Sellers pursuant to Sellers’ written closing instructions, and any remaining funds to or at the direction of Buyer pursuant to said Closing Statement.

(b)	Recordation. Recording the Deed (one for each Property).

(c)	Delivery of Other Escrowed Documents.

(i)
Joint Delivery. Delivering to each of Buyer and Sellers at least one executed counterpart of each (one for each Property) of the (a) Assignment and Assumption of Leases; (b) Assignment and Assumption of Service Contracts and Other Obligations; and (c) Closing Statement.

(ii)
Buyer's Delivery. Delivering to Buyer (one for each Property) the (a) Bill of Sale; (b) Certificate of Non-Foreign Status; (c) Evidence of Seller’s Authority; (d) Seller's Certificate; and (e) Title Affidavit.

(iii)	Seller's Delivery. Delivering to Sellers (one for each Property) the (a) Buyer's Certificate, and (b) Assignment and Assumption of Real Estate Purchase Sale Agreement, if applicable.

(d)	Broker’s Commission. Delivering to Sellers’ Broker the commission for the sale of the applicable Properties as reflected on the Closing Statement executed by Sellers and Buyer.

7.8    Possession.      As of the Tranche 1 Closing Date with respect to the Tranche 1 Properties, and as of the Tranche 2 Closing Date, with respect to the Tranche 2 Properties, possession of the Properties, subject to the rights and interests of tenants in possession pursuant to the Tenant Leases, along with the following items shall be delivered to Buyer:

(a)	Tenant Lease(s). The original of each Tenant Lease and any amendments thereto (if available), or a copy of each Tenant Lease and any amendments thereto in the possession or control of Sellers, if not previously delivered to Buyer.

(b)	Service Contracts. The originals of all Assumed Service Contracts in the possession or control of Sellers, if not previously delivered to Buyer.

(c)	Keys. Any keys and or key cards to any door or lock on the applicable Property in the possession or control of Sellers.

(d)
Licenses and Permits. All original licenses or permits or certified copies thereof issued by governmental authorities having jurisdiction over the applicable Property which Sellers have in its possession or control and which are transferable.

(e)
Plans and Specifications. To the extent in Seller’s possession or control, all original plans and specifications for the improvements which constitute a part of the Property and all alterations and additions thereto, and project manuals for the Property.

(f)
Books and Records. To the extent not previously delivered and in Seller’s possession or control, duplicate copies of any books, records and operating reports that are necessary to insure continuity of operation of the Property.

7.9    Recorded Instruments.      As soon after a Closing as possible, Escrowholder shall deliver to Buyer the original recorded Deed for the applicable Properties, and shall deliver to Seller a copy of the recorded Deed, with recordation information noted thereon.

7.10    Tenant Notice(s).      On or before each Closing, Sellers (or its property manager) and Buyer shall execute a notice to the tenants of the applicable Property, in the form of Exhibit L attached hereto, informing tenants that such Property has been sold by the applicable Seller to Buyer. Immediately following the Closing, Sellers’ property manager shall deliver such notices to all of the tenants of the applicable Property.

7.11    Closing Extension.

(a)
Buyer shall have the right to extend the Tranche 1 Closing Date to a date not later than November 7, 2013 by providing written notice to Seller no later than the originally scheduled Tranche 1 Closing Date. Simultaneously with delivery of such notice, Buyer shall deliver to Escrowholder the sum of Five Hundred Fifty Thousand and No/100ths Dollars ($550,000.00) (the “First Extension Deposit”), which amount shall be held and be deemed a part of the Earnest Money for all purposes hereunder. The First Extension Deposit shall be allocated to each Tranche 1 Property as set forth on Schedule 2 attached hereto. Further, to the extent the Tranche 2 Approval Date shall have not occurred prior to the date that Buyer exercises such extension, Buyer’s exercise of the extension option hereunder and delivery of the First Extension Deposit shall be deemed Buyer’s waiver of any rights to terminate this Agreement prior to the Tranche 2 Approval Date pursuant to Section 6.4 herein.

(b)
Buyer shall have the right to extend the Tranche 2 Closing Date to a date not later than December 10, 2013, by providing written notice to Seller no later than three (3) business days prior to the originally scheduled Tranche 2 Closing Date. Simultaneously with delivery of such notice, Buyer shall deliver to Escrowholder the sum of Four Hundred Fifty Thousand and No/100ths Dollars ($450,000.00) (the “Second Extension Deposit”) which amount shall be held and be deemed a part of the Earnest Money for all purposes hereunder. The Second Extension Deposit shall be allocated to each Tranche 2 Property as set forth on Schedule 2 attached hereto.

ARTICLE 8

CONDEMNATION AND CASUALTY

If any condemnation or taking, or loss or damage by fire, or other casualty to any Property occurs prior to the Closing Date for such Property, Seller shall give prompt written notice to Buyer.

If any condemnation or taking, or loss or damage by fire or other casualty to any individual Property occurs prior to the Closing which does not exceed the Materiality Limit, the Closing shall occur just as if such condemnation, loss, or damage had not occurred, and Seller shall assign to Buyer (or deliver to Buyer if previously received by Seller) all of Seller's interest in any condemnation actions and proceeds, or any and all proceeds paid or to be paid to Seller by Seller's insurer with respect to such fire or other casualty; provided, however, that Seller shall be entitled to retain an amount of such insurance proceeds equal to Seller's reasonable third-party expenses, if any, actually incurred by Seller in repairing the damage caused by fire or other casualty. At Closing, in the case of a fire or other casualty, Sellers shall give Buyer a credit on the Purchase Price equal to the lesser of the reasonably estimated cost of restoration (as mutually determined by Seller and Buyer acting in good faith) or the amount of any deductible, unless Sellers have fully repaired (lien-free) the damage caused by such fire or other casualty to Buyer’s reasonable satisfaction. Sellers shall maintain its current "all risk" replacement value insurance coverage in place on the Properties at all times prior to the Closing.

In the event, prior to the Closing for such Property, any condemnation or taking, or loss or damage by fire or other casualty to any individual Property occurs which exceeds the Materiality Limit, at Buyer's option, either:

(a)
this Agreement shall terminate in accordance with Article 14 hereof if Buyer shall so notify Sellers in writing within ten (10) days of Buyer receiving notice from Sellers of the casualty or condemnation; or

(b)
if Buyer shall not have timely notified Sellers of its election to terminate this Agreement in accordance with paragraph (a) above, the Closing shall occur just as if such condemnation, loss, or damage had not occurred, without reduction in the Purchase Price, and Sellers shall assign to Buyer (or deliver to Buyer if previously received by Seller) all of Seller's interest in any condemnation actions and proceeds, or any and all proceeds paid or to be paid to Seller by Seller's insurer with respect to such fire or other casualty; provided, however, that Seller shall be entitled to retain an amount of such insurance proceeds equal to Seller's reasonable third-party expenses, if any, actually incurred by Seller in repairing the damage caused by fire or other casualty. At Closing, in the case of a fire or other casualty, Sellers shall give Buyer a credit on the Purchase Price equal to the lesser of the reasonably estimated cost of restoration (as mutually determined by Seller and Buyer acting in good faith) or the amount of any deductible, unless Sellers have fully repaired (lien-free) the damage caused by such fire or other casualty to Buyer’s reasonable satisfaction.

Notwithstanding the foregoing, in the event that any condemnation or taking, or loss or damage by fire or other casualty to any individual Property occurs which exceeds the Materiality Limit and if and only if Buyer elects to terminate this Agreement, Seller reserves the right to terminate this Agreement as to the affected Property only, by delivering written notice to Buyer of such election simultaneously with Seller’s notice to Buyer of such casualty, condemnation or loss. Following such notice of partial termination, this Agreement shall survive with respect to the remaining Properties, and the Closing shall proceed with respect to the remaining Properties (with the Purchase Price reduced by the Purchase Price allocated to such Property as set forth on Schedule 2 attached hereto). Except for those obligations which expressly survive termination of this Agreement, neither Buyer nor Sellers shall have any further obligations hereunder with respect to any Property for which this Agreement has been terminated in accordance with the foregoing. In the event of any partial termination Buyer shall be entitled to a return of the applicable portion of the Earnest Money as a result of such partial termination.

In the event that, following any casualty, Seller’s insurer will not permit Seller to assign its rights to proceeds, then in lieu of such assignment Buyer shall be entitled to a credit in the full amount of the damage.

Notwithstanding anything contained herein to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to this Article will exclude business interruption or rental loss insurance proceeds, if any, allocable to the period through the Closing Date for such Property, which proceeds will be retained by Sellers. Any business interruption or rental loss insurance proceeds received by Seller and allocable to the period after the Closing Date for such Property shall be delivered to Buyer. Any proceeds with respect to the Pending Condemnation shall belong to Seller, whether received by Seller or Buyer, before or after Closing. This provision shall survive Closing.

ARTICLE 9

NOTICES

All notices, requests, demands, and other communications given pursuant to this Agreement shall be in writing and shall be deemed to have been duly delivered, (i) when hand delivered to the addressee; (ii) one (1) business day after having been deposited, properly addressed and prepaid for guaranteed next-business-day delivery with a nationally recognized, overnight courier service (e.g., FedEx, or U.S. Express Mail); or (iii) when received via electronic mail transmission (provided an original is sent concurrently by one of the other methods of delivery permitted herein). All such notices, requests, or demands shall be addressed to the party to whom notice is intended to be given at the addresses set forth in Article 2 hereof or to such other address as a party to this Agreement may from time to time designate by notice given to the other party(ies) to this Agreement.

ARTICLE 10

SUCCESSORS AND ASSIGNS

Neither this Agreement nor any interest herein shall be assigned or transferred by any party hereto, except as set forth in this Article 10. However, Buyer may assign or otherwise transfer all of its interest under this Agreement without Seller's consent to: (i) any entity wholly owned or controlled, directly or indirectly, by Buyer or Steadfast Income REIT, Inc., a Maryland corporation (“SIR”), or (ii) any subsidiary of Buyer or SIR ("Assignee"); provided that, in such event, (i) Buyer and Assignee shall be jointly and severally liable for all of the representations, warranties, indemnities, waivers, releases and other obligations and undertakings set forth in this Agreement, and (ii) not less than four (4) days prior to the Closing Date, Buyer shall deliver to Seller (a) written notice of such assignment setting forth the precise signature block to be included in all closing documents; and (b) a copy of an executed assignment agreement (the “Assignment and Assumption of Purchase and Sale Agreement”) in the form attached hereto as Exhibit M or such other form as may be approved by Seller in its reasonable discretion. Subject to the foregoing, this Agreement shall inure to the benefit of, and shall be binding upon, Seller and Buyer and their respective successors and assigns. Notwithstanding anything to the contrary in this Agreement, Seller hereby agrees that, in the event that Buyer assigns this Agreement in part to more than one Assignee, each such Assignee shall be liable only with respect to obligations (including without limitation, indemnification obligations that survive Closing) with respect to the Property identified in the Assignment and Assumption of Purchase and Sale Agreement; it being the express intent of the parties hereto each Assignees obligations will be completely several (and not joint) and no Assignee shall have any liability of obligation of any nature with respect to any Property that is not the subject of such Assignment or otherwise under this Agreement. Sellers shall, to the extent requested by any lender of Buyer or Assignee, acknowledge in writing the terms of the preceding sentence.

ARTICLE 11

BROKERS

Buyer and Sellers represent to each other that they have dealt with no broker or other person except Sellers’ Broker in connection with the sale of the Properties in any manner which might give rise to any claim for commission. Sellers agree to be responsible for payment of Sellers’ Broker's fees only, and does not assume any liability with respect to any fee or commission payable to any co‑broker or any other party. No broker or person other than Sellers’ Broker is entitled to receive any broker's commissions, finder's fees, or similar compensation from Sellers in connection with any aspect of the transaction contemplated herein. It is agreed that if any claims for brokerage commissions or fees are ever made against Sellers or Buyer in connection with this transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim, and said party who is responsible shall indemnify and hold the other party harmless against any claim for brokerage or finder's fees, or other like payment based in any way upon agreements, arrangements, or understandings made or claimed to have been made by Buyer or Sellers with any third person. This provision shall survive the Closing or other termination of this Agreement.

ARTICLE 12

COVENANT NOT TO RECORD

Buyer will not record this Agreement or any memorandum or other evidence thereof. Any such recording shall constitute a default hereunder on the part of Buyer.

ARTICLE 13

DEFAULT

In the event Closing has not occurred, the remedies provided for in this Article 13 shall constitute the sole and exclusive remedies of the other party.

13.1    Default by Buyer.      If Buyer, without the right to do so and in default of its obligations under this Agreement, fails to complete Closing or materially breaches any material obligation under this Agreement, Seller, as its sole and exclusive remedy, shall have the right, provided Seller has given Buyer written notice of such default and Buyer's failure to cure such default within five (5) business days following such notice being given (other than a failure to post the Earnest Money or a failure to consummate a Closing on the Closing Date, neither of which shall be subject to a notice and cure period), to terminate this Agreement and retain all Earnest Money (including all interest thereon) as liquidated damages, in which event, both parties shall be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement. The Earnest Money amount is agreed upon by both parties as liquidated damages, acknowledging the difficulty and inconvenience of ascertaining and measuring actual damages and the uncertainty thereof. Notwithstanding the foregoing, Buyer and Sellers agree that nothing contained herein shall limit Sellers’ right to seek and obtain damages from Buyer due to Buyer defaulting in its obligations hereunder which expressly survive the termination of this Agreement.

13.2    Default by Seller.      In the event of material default by Sellers, Buyer, as Buyer's sole and exclusive remedy, may, provided Buyer has given Sellers written notice of such default and Sellers’ failure to cure such default within five (5) business days following such notice being given (other than a failure to consummate a Closing on the Closing Date, which shall not be subject to a notice and cure period), elect either: (i) to terminate this Agreement and receive reimbursement of the Earnest Money (including all interest thereon) and payment by Seller of Buyer’s Transaction Costs (as hereinafter defined), in which event both parties shall be released of all further liability hereunder, except for the obligations hereunder which expressly survive the termination of this Agreement; or (ii) to file, within sixty (60) days of the Closing Date, an action for specific performance of Seller's express obligations hereunder, without abatement of, credit against, or reduction in the Purchase Price. Notwithstanding the foregoing, Buyer and Sellers agree that nothing contained herein shall limit Buyer's right to seek and obtain damages from Sellers due to Sellers defaulting in its obligations hereunder which expressly survive the termination of this Agreement. For purposes of this Section 13.2, Buyer’s Transaction Costs shall mean any costs and expenses actually paid or incurred by Buyer to third-parties (except as expressly provided herein) as of the date of such termination of this Agreement by Buyer pursuant to this Section 13.2, including attorney fees (including in-house attorneys of Buyer or its affiliates at a rate of $300/hour), third parties’ fees and actual, out-of-pocket expenses (such as travel costs) in connection with the performance of examinations, inspections and/or investigations of the Property and to any potential lender in connection with any proposed financing of the Property (all as substantiated by written invoices therefor), in an amount not to exceed (x) $75,000.00 per Property if Seller’s material default occurs at any time between the date of this Agreement and the date on which Buyer gives Seller written notice that Buyer has paid a rate lock deposit or spread lock deposit (which deposit shall not be made by Buyer more than three (3) business days prior to the Closing Date) to any lender providing financing to Buyer in connection with the purchase of the Property (the “Rate Lock Notice”) or (y) $75,000.00 per Property PLUS the Rate Lock Deposit (as hereinafter defined), if the Seller’s material default occurs at any time following the date on which Buyer has properly given Seller the Rate Lock Notice and is an Intentional Default. As used herein, “Rate Lock Deposit” shall mean an amount equal to (but not to exceed) 2% of the loan amount attributable to the applicable Property (which shall not exceed 72% of the applicable Purchase Price of such Property) if actually paid by or on behalf of Buyer to a lender and not refundable by such lender. As used herein, “Intentional Default” shall mean any default by Seller under this Agreement which arises from one or more of the following: (a) Seller’s fraud, (b) Seller’s criminal conduct (i.e. conduct that constitutes a felony under applicable law), (c) intentional or grossly negligent breach by Seller of any of its obligations under this Agreement, or (d) a representation or warranty made by Seller if Seller had actual knowledge that such representation or warranty was untrue when made, provided however that changes in factual matters between the Effective Date and the

Closing Date which render Seller unable to remake such representation or warranty on the Closing Date shall not constitute an Intentional Seller Default. In the event that Buyer elects specific performance hereunder but such remedy is unavailable due to an Intentional Default by Seller, then Buyer shall have the rights to terminate and recover its Transaction Costs as provided in subsection (i) of this Section 13.2, which right shall be automatically reinstated. Seller’s reimbursement obligations under this Section 13.2 shall survive any termination of this Agreement by Buyer under this Section 13.2.

ARTICLE 14

NON-DEFAULT TERMINATION

In the event of any termination of this Agreement pursuant to a provision expressly stating that the provisions of this Article are applicable, the following provisions shall apply:

(a)	except for those obligations which expressly survive termination of this Agreement, neither Buyer nor Sellers shall have any further obligations hereunder; and

(b)
unless Seller has notified Buyer and Escrowholder of a specific repair under required under Section 6.2 hereof together with a reasonable estimation of the cost thereof (in which event such estimated repair cost shall continue to be held by Escrowholder hereunder), the entire Earnest Money (including interest earned thereon but less and except the Initial Payment) shall be returned to Buyer upon Sellers’ receipt of written notice from Buyer expressly acknowledging the termination of all of Buyer's interest in the Properties and this Agreement (other than those at expressly survive termination).

(c)
Notwithstanding the foregoing to the contrary, in the event Buyer elects to terminate this Agreement with respect to the Tranche 2 Properties on or before the Tranche 2 Approval Date, then Buyer shall only be entitled to a return of the Tranche 2 Earnest Money.

ARTICLE 15

POST CLOSING LIABILITIES

15.1    Seller Post Closing Liability.      The representatives and warranties of Seller contained in Section 3.1 herein shall survive the applicable Closing until the date which is nine (9) months following the Closing Date for the applicable Property ("Limitation Period"). Seller shall indemnify and defend Buyer against and hold Buyer harmless from all Losses that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 3.1 hereof was untrue or incorrect in any material respect when made and Buyer had no actual knowledge of such inaccuracy as of the Closing Date. Such post closing liability shall be null and void except to the extent that, (i) prior to the expiration of the Limitation Period, Sellers shall have received notice from Buyer pursuant to Article 9 hereof referring to this Section and specifying the amount, nature, and facts underlying any claim being made by Buyer hereunder, and (ii) Buyer had no actual knowledge of such inaccuracy of any representation or warranty set forth in Section 3.1 on or before the Closing Date. Sellers’ liability under this Section 15.1 shall be limited to damages which, in the aggregate (i) exceed Twenty Thousand Dollars ($20,000.00) per Property and (ii) are less than one and one-half (1.5%) percent of the applicable Purchase Price for such Property. In no event shall any Seller be liable for consequential, punitive and/or exemplary damages of any nature whatsoever. Seller shall not dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of Delaware until the date that is nine (9) months after the Closing Date; provided, however, that if Buyer gives Seller written notice of a claim under this Agreement on or before the expiration of such period, such covenant shall extend until the date such claim has been finally resolved.

15.2     Buyer Post Closing Liability.     The representatives and warranties of Buyer contained in Section 3.3 herein shall survive the applicable Closing until expiration of the Limitation Period for the applicable Property. Such post closing liability shall be null and void except to the extent that, (i) prior to the expiration of the Limitation Period, Buyer shall have received notice from Sellers pursuant to Article 9 hereof referring to this Section and specifying the amount, nature, and facts underlying any claim being made by Sellers hereunder, and (ii) Seller had no actual knowledge of such inaccuracy of any representation or warranty set forth in Section 3.3 on or before the Closing Date. Buyer’s liability under this Section 15.2 shall be limited to damages which, in the aggregate (i) exceed Ten Thousand Dollars ($20,000.00)) per Property and (ii) are less than one and one-half (1.5%) percent of the applicable Purchase Price for such Property. In no event shall Buyer be liable for consequential, punitive and/or exemplary damages of any nature whatsoever.

15.3    Release.      EXCEPT WITH RESPECT TO SELLERS’ OBLIGATIONS SET FORTH IN SECTION 15.1 HEREOF, AS OF THE CLOSING DATE BY ACCEPTING THE DEED, BUYER HEREBY IRREVOCABLY AND ABSOLUTELY WAIVES, RELEASES, AND FOREVER DISCHARGES, AND COVENANTS NOT TO FILE OR OTHERWISE PURSUE ANY LEGAL ACTION (WHETHER BASED ON CONTRACT, STATUTORY RIGHTS, COMMON LAW OR OTHERWISE) AGAINST THE INDEMNIFIED PARTIES WITH RESPECT TO ANY AND ALL SUITS, CLAIMS, DAMAGES, LOSSES, CAUSES OF ACTION, AND ALL OTHER EXPENSES AND LIABILITIES RELATING TO THIS AGREEMENT OR THE PROPERTIES, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, SUITS, CLAIMS, DAMAGES, LOSSES, CAUSES OF ACTION, AND ALL OTHER EXPENSES AND LIABILITIES RELATING TO THE PHYSICAL CONDITION OF THE PROPERTIES OR ANY PORTION THEREOF, LATENT OR PATENT DEFECTS AND/OR CONSTRUCTION DEFECTS, ENVIRONMENTAL LAWS AND/OR THE PRESENCE OF HAZARDOUS MATERIALS OR INDOOR AIR POLLUTANTS, FORESEEABLE OR UNFORESEEABLE, AND WHETHER RELATING TO ANY PERIOD OF TIME EITHER BEFORE OR AFTER THE CLOSING DATE. IN CONNECTION WITH THIS SECTION 15.3, BUYER HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY PROVISION OR PRINCIPLE OF FEDERAL OR STATE LAW, OR REGULATION THAT MAY LIMIT THE

SCOPE OR EFFECT OF THE FOREGOING WAIVER AND RELEASE TO THE EXTENT APPLICABLE. Notwithstanding the foregoing, the foregoing release is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s representations or warranties (which shall be governed by and subject to the terms of Section 15.1), (ii) any other obligations of Seller under this Agreement that expressly survive the Closing, and (iii) any personal injury, tort liability or property damage to third parties caused by Seller to the extent arising from or attributable to any period prior to the Closing (unless the same is actually covered by Buyer’s insurance).

15.4    Survival.      All of the provisions of this Article 15 shall survive the Closing subject to the limitations set forth in this Article.

ARTICLE 16

MISCELLANEOUS

16.1    Survival of Covenants, and Obligations.      Except as otherwise expressly provided herein, no covenants, or obligations contained herein shall survive Closing or termination of this Agreement.

16.2    Attorneys' Fees.      Notwithstanding anything herein to the contrary, including without limitation any cap on either party’s liability, in the event of any litigation between the parties hereto concerning this Agreement, the subject matter hereof or the transactions contemplated hereby, the non-prevailing party shall pay the reasonable attorneys' fees and costs incurred by the prevailing party in connection with such litigation, including appeals.

16.3    Publicity.      Buyer and Sellers agree to treat this transaction as strictly confidential prior to Closing, and neither party will make any public announcement of the transactions contemplated herein. In no event will either party advertise or announce the economic terms of this Agreement (other than those set forth in any recorded document), except by mutual written consent or as required by law.

16.4    Captions.      The headings or captions in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

16.5    Waiver.      No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

16.6    Time.      Time is of the essence with regard to each provision of this Agreement. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday, or national/banking holiday, then the time of that period shall be deemed extended to the next day which is not a Saturday, Sunday, or national/banking holiday. If the Closing Date provided for herein should fall on a Friday, Saturday, Sunday, or national/banking holiday, then the Closing Date shall be deemed extended to the next day which is not a Friday, Saturday, Sunday, or national/banking holiday. Each and every day described herein shall be deemed to end at 5:00 p.m. California Time (for all purposes other than Closing) and 5:00 p.m. Eastern Time (solely for purposes of Closing).

16.7    Controlling Law.      This Agreement shall be construed in accordance with the laws of the state in which the Properties are located.

16.8    Severability.      If any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Agreement invalid or unenforceable, and the remaining provisions hereof shall remain in full force and effect.

16.9    Construction.      Buyer and Sellers agree that each party and its counsel have reviewed, and if necessary, revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits, or schedules hereto.

16.10    Intentionally omitted.

16.11    Execution.      This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and such counterparts together shall constitute but one agreement. Signatures to this Agreement delivered by facsimile or electronic mail shall be deemed effective in completing execution and delivery thereof. An original signed counterpart shall be promptly delivered by each party to the other pursuant to either subsection (i) or (ii) of Article 9 of this Agreement.

16.12    Amendments.      This Agreement may be modified, supplemented, or amended only by a written instrument executed by Buyer and Sellers.

16.13    Entire Agreement.      This Agreement constitutes the entire and complete agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations, warranties, and statements, oral or written, are merged herein. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Agreement.

16.14    WAIVER OF JURY TRIAL. BUYER AND SELLER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALING OF THE BUYER AND SELLER IN RESPECT OF THIS AGREEMENT OR RELATED TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR LATER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BUYER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT

TRIAL WITHOUT A JURY AND THAT SELLER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BUYER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

16.15     Record Access and Retention. Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, necessary to enable Buyer's auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the one (1) immediately preceding calendar year (provided, however, that other than fees paid or payable to Seller, a Seller affiliate or a third party for on-site property management, such audit shall not include an audit of asset management fees internally allocated by Seller (as opposed to paid to a third party) or interest expenses attributable to Seller); provided, however that Seller shall have no obligation to provide any confidential and/or proprietary materials. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller’s obligation to maintain its records for use under this Section shall be an on-going condition to Closing for Buyer’s benefit until Closing. Seller shall maintain its records for use under this Section 25(a) for a period of not less than two (2) years after the Closing Date. The provisions of this Section shall survive Closing for a period of two (2) years.

(Signatures on Next Page)

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

SELLERS:

TEL-LA VILLAS KINGWOOD, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Manager, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Portfolio, LP,
a Georgia limited partnership

By:    TEL Advisors, LLC,
a Georgia limited liability company

By:	/s/ William R. Stahlke
	Print Name:	William R. Stahlke
	Its:	President

TEL-LA CHAMPION FOREST, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Manager, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Portfolio, LP,
a Georgia limited partnership

By:    TEL Advisors, LLC,
a Georgia limited liability company

By:	/s/ William R. Stahlke
	Print Name:	William R. Stahlke
	Its:	President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

TEL-LA CARRINGTON HUFFMEISTER, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Manager, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Portfolio, LP,
a Georgia limited partnership

By:    TEL Advisors, LLC,
a Georgia limited liability company

By:	/s/ William R. Stahlke
	Print Name:	William R. Stahlke
	Its:	President

TEL-LA VILLAS HUFFMEISTER, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Manager, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Portfolio, LP,
a Georgia limited partnership

By:    TEL Advisors, LLC,
a Georgia limited liability company

By:	/s/ William R. Stahlke
	Print Name:	William R. Stahlke
	Its:	President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

TEL-LA RIATA, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Manager, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Portfolio, LP,
a Georgia limited partnership

By:    TEL Advisors, LLC,
a Georgia limited liability company

By:	/s/ William R. Stahlke
	Print Name:	William R. Stahlke
	Its:	President

TEL-LA CARRINGTON PLACE APARTMENTS, LLC, a Georgia limited liability company

By:    TEL-LA Carrington Manager, LLC,
a Georgia limited liability company

By:    TEL-LA Houston Portfolio, LP,
a Georgia limited partnership

By:    TEL Advisors, LLC,
a Georgia limited liability company

By:	/s/ William R. Stahlke
	Print Name:	William R. Stahlke
	Its:	President

Date:	August 23, 2013

[SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

BUYER:

STEADFAST ASSET HOLDINGS, INC., a California corporation

By:	/s/ Ana Marie del Rio
	Print Name:	Ana Marie del Rio
	Its:	Vice President

Date:	August 23, 2013

RECEIPT BY ESCROWHOLDER

First American Title Insurance Company shall serve as Escrowholder pursuant to the terms and provisions of that certain Real Estate Purchase and Sale Agreement between TEL-LA VILLAS KINGWOOD, LLC, a Delaware limited liability company (“Kingwood Seller”), TEL-LA CHAMPION FOREST, LLC, a Delaware limited liability company (“Champion Seller”), TEL-LA CARRINGTON HUFFMEISTER, LLC, a Delaware limited liability company (“C-Huffmeister Seller”), TEL-LA VILLAS HUFFMEISTER, LLC, a Delaware limited liability company (“V-Huffmeister Seller”), TEL-LA RIATA RANCH, LLC, a Delaware limited liability company (“Riata Seller”) and TEL-LA CARRINGTON PLACE APARTMENTS, LLC, a Delaware limited liability company (“Carrington Seller”) (each of Kingwood Seller, Champion Seller, C-Huffmeister Seller, V-Huffmeister Seller, Riata Seller and Carrington Seller referred to herein from time to time as a “Seller”, and collectively referred to as "Sellers"), and STEADFAST ASSET HOLDINGS, INC., a California corporation (hereinafter referred to as "Buyer") (the "Agreement"), and hereby acknowledges receipt of a fully executed copy of the Agreement and the Earnest Money referred to therein in the sum of $1,900,000.00, Heritage Title agrees to accept, hold, apply and/or return such Earnest Money and disburse any funds received pursuant to the provisions of the Agreement, and otherwise comply with the obligations of Escrowholder as set forth in the Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: Heritage Title, its agent

By:	/s/ Amy L. Fisher
	Name:	Amy L. Fisher
	Its:	Vice President

Date:	August 27, 2013

LEGAL02/34316885v6

SCHEDULE 1

LEGAL DESCRIPTIONS

Villas at Kingwood:

Real property in the City of Kingwood, County of Montgomery, State of Texas, described as follows:

Villas at Kingwood Place, according to the Map or Plat thereof recorded in Cabinet Z, Sheet 883, of the Map Records of Montgomery County, Texas, containing 25.018 acres.

Villas at Huffmeister:

A 22.03 acre tract of land out of the S.C. Rice Survey A-655. Harris County, Texas, being the Huffmeister Apartments Subdivision as per the map or plat thereof recorded in Volume 610, Page 27 of the Harris County, Texas Map Records.

Waterford Place at Riata Ranch:

TRACT I:

Being a tract of land containing 11.752 acres (511,910 square feet), located in the William Francis Survey, Abstract-260, in Harris County, Texas; said 11.752 acre tract being all of a called 11.752 acre tract of land recorded in the name of Stick Barker, LLC, in Harris County Clerk’s File Number (H.C.C.F. No.) 20070749717; said 11.752 acre tract being more particularly described by metes and bounds as follows (all bearings are based on the Texas Coordinate System of 1983, South Central Zone):

BEGINNING at a 5/8-inch iron rod found marking the point of curvature of a tangent curve to the right, on the southeast Right-Of-Way (R.O.W.) line of Barker-Cypress Road (100 feet wide), being the west corner of Riata Ranch Section Ten, a subdivision of record in Film Code Number 478030, Harris County Map Records (H.C.M.R.), and the northwest corner of said Stick Barker, LLC tract, for the northwest corner of the herein described tract;

THENCE, with the line common to said Riata Ranch Section Ten and Stick Barker, LLC tract, the following six (6) courses:

1.    39.27 feet along the arc of a curve to the right, having a radius of 25.00 feet, through a central angle of 90 degrees 00 minutes 00 seconds, and a chord that bears North 66 degrees 02 minutes 56 seconds East, a distance of 35.36 feet, to a 5/8-inch iron rod with cap found marking the point of tangency;

2

2.    South 68 degrees 57 minutes 04 seconds East, a distance of 83.94 feet to a 5/8-inch iron rod found marking the point of curvature of a tangent curve to the left;

3.    33.28 feet along the arc of said curve to the left, having a radius of 500.00 feet, through a central angle of 03 degrees 48 minutes 50 seconds and a chord that bears South 70 degrees 51 minutes 29 seconds East, a distance of 33.28 feet, to a 5/8-inch iron rod found marking the point of tangency;

4.    South 72 degrees 45 minutes 54 seconds East, a distance of 267.39 feet, to a 5/8-inch iron rod found marking the point of curvature of tangent curve to the right;

5.    33.28 feet along the arc of said curve to the right, having a radius of 500.00 feet, through a central angle of 03 degrees 48 minutes 50 seconds and a chord that bears South 70 degrees 51 minutes 29 seconds East, a distance of 33.28 feet, to a 5/8-inch capped iron rod found marking the point of tangency;

6.    South 68 degrees 57 minutes 04 seconds East, a distance of 115.00 feet, to a 5/8-inch iron rod found marking the northwest corner or Riata Ranch, Sec. 7, a subdivision of record in Film Code Number 483046, H.C.M.R., and the northeast corner of said Stick Baker, LLC tract, for the northeast corner of the herein described tract;

THENCE, with the line common to said Stick Baker, LLC tract and said Riata Ranch, Sec. 7, the following two (2) courses:

1.    South 21 degrees 02 minutes 54 seconds West, a distance of 1098.76 feet, to a 5/8-inch iron rod found marking the point of curvature of a tangent curve to the left, from which a 5/8-inch iron rod bears North 14 degrees 31 minutes East, a distance of 1.4 feet;

2.    364.75 feet along the arc of said curve to the left, having a radius of 1011.75 feet, through a central angle of 20 degrees 39 minutes 22 seconds and a chord that bears South 10 degrees 43 minutes 13 seconds West, a distance of 362.78 feet, to a 5/8-inch capped iron rod found for the southwest corner of said Riata Ranch, Sec. 7, being on the north line of Riata Ranch, Sec. 6, a subdivision of record in Film Code Number 416050 H.C.M.R., for the easterly southeast corner of said Stick Barker, LLC tract and the herein described tract, from which a 5/8-inch iron rod found bears North 46 degrees 39 minutes West, a distance of 1.0 feet;

THENCE, with the line common to said Stick Barker, LLC tract and Riata Ranch, Sec. 6 and Riata Ranch, Sec. 2, a subdivision of record in Film Code Number 380014 H.C.M.R., respectively, North 68 degrees 57 minutes 04 seconds West, at a distance of 145.02 feet pass a 5/8-inch iron rod marking the northwest corner of said Riata Ranch, Sec. 6, the northerly northeast corner of said Riata Ranch, Sec. 2, in all a total distance of 180.06 feet to a 5/8-inch iron rod found marking the northerly northwest corner of said Riata Ranch, Sec. 2, and an ell corner of said Stick Barker, LLC tract, for an ell corner of the herein described tract;

3

THENCE with the southerly southeast line of said Stick Barker, LLC tract and the northerly northwest line of said Riata Ranch, Sec. 2, South 21 degrees 02 minutes 43 seconds West, a distance of 280.00 feet, to a 5/8-inch iron rod found marking the southerly southeast corner of the said Stick Barker, LLC tract and the herein described tract;

THENCE, with the southerly southwest line of said Stick Barker, LLC tract, and the northeast line of the remainder of a 17.6466 acre tract recorded in the name of TBJ Properties, Inc., in H.C.C.F. No. W952749, North 68 degrees 57 minutes 04 seconds West, a distance of 157.27 feet, to a 5/8-inch iron rod found on the southeast line of a called 19,605 square foot tract recorded in the name of Barker Commons Property Owner’s Association, Inc., in H.C.C.F. No. 20070362495, for the southerly southwest corner of said Stick Barker, LLC tract and the herein described tract;

THENCE, with the southeast line of said 19,605 square foot tract, Kids ‘R’ Kids at Barker Cypress, a subdivision of record in Film Code 541077 H.C.M.R., Kids R Kids Barker-Cypress No. 2, a subdivision of record in Film Code Number 573122 H.C.M.R. and Riata Lakes Retail, a subdivision of record in Film Code Number 568139 H.C.M.R., and the southerly northwest line of said Stick Barker, LLC tract, North 21 degrees 02 minutes 56 seconds East, at a distance of 553.50 feet pass a 5/8-inch iron rod with cap found marking south corner of said Kids ‘R’ Kids at Barker Cypress, at a distance of 803.50 feet pass a 5/8-inch iron rod found 0.7 feet northwest for the east corner of said Kids ‘R’ Kids at Barker Cypress being the south corner of said Kids R Kids Barker-Cypress No. 2, at a distance of 863.50 feet pass a 5/8- inch iron rod with cap found 0.7 feet northwest for the east corner of said Kids R Kids Barker-Cypress No. 2 being the south corner of said Riata Lakes Retail, at a distance of 1321.50 feet pass a 5/8-inch iron rod found 1.1 feet northwest for the east corner of said Riata Lakes Retail, in all a total distance of 1491.50 feet, to a 5/8-inch iron rod found for ell corner of the herein described tract;

THENCE with the northerly southwest line of said Stick Barker, LLC tract, North 68 degrees 57 minutes 04 seconds West, a distance of 285.00 feet to a 5/8-inch iron rod found marking the northerly west corner of said 11.752 acre tract, and the herein described tract, in the southeast R.O.W. line of said Barker-Cypress Road;

THENCE, with the northerly northwest line of said Stick Barker, LLC tract, and the southeast R.O.W. line of said Barker-Cypress Road, North 21 degrees 02 minutes 56 seconds East, a distance of 199.16 feet, to the Point of Beginning and containing 11.752 acres of land.

TRACT II:

The Surface Estate of 19,605 square feet of land in the William Francis Survey, Abstract No. 260, out of a called 761.3701 acre tract as recorded in Harris County Clerk’s File No. F428339 and being more particularly described as follows:

COMMENCING at the south end of a 25.00 foot radius cutback corner at the north line of Riata Ranch Boulevard (100 feet wide), as per the plat of Riata Ranch, Section Two as recorded in

4

County Clerk’s Film Code No. 380014 of the Map Records of Harris County, Texas, and the east line of Barker-Cypress Road (100 feet wide);

THENCE S 69° 00’ 56” E, along the north line of said Riata Ranch Boulevard, a distance of 230.00 feet to the POINT OF BEGINNING;

THENCE N 20° 59’ 04” E, a distance of 653.50 feet to a point;

THENCE S 69° 00’ 56” E, distance of 30.00 feet to a point;

THENCE S 20° 59’ 04” W, a distance of 653.50 feet to a point in the said north line of Riata Ranch Boulevard;

THENCE N 69° 00’ 56” W, along said Riata Ranch Boulevard, a distance of 30.00 feet to the POINT OF BEGINNING and containing 19,605 square feet of land.

Carrington Place:

Tract 1

Being 20,708 acres (902,043 sq. ft.) of the land being all of Reserve “A” of Addicks Fairbanks Apartments Subdivision, an addition in Harris County, Texas as per the Map or Plat thereof recorded in Volume 563, Page 61, of the Map records of Harris County, Texas.

Tract 2

Being 2.611 acres (113,757 sq. ft.) of land being all of Reserve “B” of Addicks Fairbanks Apartments Subdivision, an addition in Harris County, Texas as per the Map or Plat thereof recorded in Volume 563, Page 61, of the Map Records of Harris County, Texas.

Carrington Park at Huffmeister:

All that certain 12.00 acre tract of land situated in the A. Bodin Survey, Abstract No. 133, Harris County, Texas, and being the TELGE APARTMENTS, a subdivision in Harris County, Texas as per the map or plat thereof recorded in Volume 627, Page 146 of the Map Records of Harris County, Texas.

Carrington at Champions Forest:

A 19.1401 acre tract of land out of The George W. Childress Survey, A-217 and the Lorenzo De Zavilla Survey, A-950 Harris County, Texas, being the Cutten Road Apartments Subdivision as recorded under F.C. 629121 of the Harris County Map Records.

5

SCHEDULE 2

PURCHASE PRICE ALLOCATION

(1) Villas at Kingwood - $40,150,000;
(2) Villas at Huffmeister - $37,600,000;
(3) Waterford Place at Riata Ranch - $23,400,000;
(4) Carrington Place - $32,900,000;
(5) Carrington Park at Huffmeister - $25,150,000; and
(6) Carrington at Champions Forest - $33,000,000

(which sum of the amounts in numbers (1)-(3) above is referred to herein as the “Tranche 1 Purchase Price”, and the sum of the amounts in numbers (4)-(6) above is referred to herein as the “Tranche 2 Purchase Price”)

EARNEST MONEY ALLOCATION

Initial Deposit - $1,900,000.00

(1) Villas at Kingwood - $396,904.00;
(2) Villas at Huffmeister - $371,696.00;
(3) Waterford Place at Riata Ranch - $231,322.00;
(4) Carrington Place - $325,234.00;
(5) Carrington Park at Huffmeister - $248,621.00; and
(6) Carrington at Champions Forest - $326,223.00

First Extension Deposit

(1) Villas at Kingwood - $218,314.00;
(2) Villas at Huffmeister - $204,449.00;
(3) Waterford Place at Riata Ranch - $127,327.00;

Second Extension Deposit

(4) Carrington Place - $162,603.00;
(5) Carrington Park at Huffmeister - $124,300.00; and

6

(6) Carrington at Champions Forest - $163,097.00

7

EXHIBIT A

FORM OF SPECIAL WARRANTY DEED

AFTER RECORDING RETURN TO:
_______________________________
_______________________________
_______________________________
_______________________________
SPECIAL WARRANTY DEED
THE STATE OF TEXAS    §
§    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________    §
That, ____________________, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid to Grantor by ____________________________ (“Grantee”), whose mailing address is _________________, _______________________________, Attention: ___________________, the receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property being more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures situated thereon (collectively, the “Property”).
This conveyance is made and accepted subject and subordinate to (a) laws and regulations and ordinances of municipal and other governmental authorities affecting the Property, and (b) those matters more particularly described in Exhibit B attached hereto and made a part hereof for all purposes (collectively, the “Permitted Exceptions”) to the extent in full force and effect.

Grantor further conveys to Grantee all of Grantor’s right, title and interest in and to the rights, tenements, hereditaments, easements, appendages, privileges and appurtenances pertaining thereto, including but not limited to all sewer and wastewater discharge capacity allocated or reserved thereto, all potable water capacity allocated or reserved thereto, all other utility rights allocated or reserved thereto, all development rights with respect thereto, rights to oil, gas and other minerals, rights to water, and any right, title and interest of Seller in and to strips, gores, adjacent streets, alleys and rights-of-way.
TO HAVE AND TO HOLD the Property, together with all and singular the rights, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through, or under Grantor, but not otherwise.

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IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this _____ day of ____________________, 2013.
GRANTOR:

By:
Name:
Its:

State of Pennsylvania

County of ________________

This instrument was acknowledged before me on _____________ day of __________________, 2013, by _________________, in his capacity as ____________________ of _______________________.

Name:
Notary Public in and for the State of Pennsylvania

My commission expires:

LEGAL02/34316885v6

Exhibit “A”
(to Special Warranty Deed)
LEGAL DESCRIPTION

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Exhibit “B”
(to Special Warranty Deed)
PERMITTED EXCEPTIONS

1.	Real Estate Taxes not yet due and payable;

2.	General and Special Assessments payable after the date hereof;

3.	Zoning and other laws, ordinances, and regulations;

5.	Public utility, drainage, and highway easements, whether or not of record;

6.	Rights of parties in possession;

7.	Encroachments and other matters which would be disclosed by an accurate survey or an inspection of the above premises; and

8.	The following matters of record [INSERT SPECIFIC LIST].

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EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment") is made and entered into as of the ____ day of ______________, 2013, to be effective as of the Closing Date, by and between _____________________ ("Assignor"), and ___________________________, a ___________________________ ("Assignee").

I.
RECITALS

Assignor, as Seller, and Assignee, as Buyer (by assignment from Steadfast Asset Holdings, Inc.), entered into that certain Real Estate Purchase and Sale Agreement (the "Agreement") with an Effective Date of _________, 2013, for the purchase and sale of the real estate commonly known as __________________, which is legally described in Schedule 1 attached hereto and incorporated herein (the "Property").

Assignor desires to assign the rights, and Assignee desires to assume, the duties, obligations, and liabilities, of Assignor as landlord under the leases described on Schedule 2 attached hereto and incorporated herein (the "Leases"), to be effective upon the closing of the sale contemplated under the terms of the Agreement.

All capitalized terms used in this Assignment without separate definition shall have the same meanings assigned to them in the Agreement.

NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Subject to the terms, covenants, conditions, and provisions of the Leases and this Assignment, Assignor hereby transfers, conveys, and assigns to Assignee all of its right, title, and interest as landlord in, to and under the Leases, and the security deposits under the Leases held by Assignor (the "Security Deposits").

2.    Assignee hereby accepts the transfer, conveyance, and assignment of the Leases and Security Deposits from Assignor and, subject to the terms of the Agreement, assumes all rights, duties, obligations, and liabilities of Assignor under the Leases accruing after the Closing (as defined in the Agreement).

3.    This Assignment shall not merge with or limit or restrict any provision of the Agreement, and the provisions of the Agreement shall govern and control the rights and obligations of Assignor and Assignee with respect to all matters described therein, including,

LEGAL02/34316885v6

without limitation, representations and warranties, the apportionment of payment obligations, and indemnification obligations.

4.    This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective legal representatives, heirs, successors, and assigns.

5.    This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

By:
Name:
Its:

ASSIGNEE:

By:
Name:
Its:

LEGAL02/34316885v6

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION OF LEASES

LEGAL DESCRIPTION

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SCHEDULE 2
TO
ASSIGNMENT AND ASSUMPTION OF LEASES

RENT ROLL

[SEE ATTACHMENT]

[INTENTIONALLY OMITTED]

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EXHIBIT C

SELLER’S EXISTING ENVIRONMENTAL REPORTS

1.	Partner Engineering and Science, Inc. Phase I Environmental Site Assessment Report, Carrington at Champion Forest, dated June 21, 2011, Project No. 11-773557.5

2.	Partner Engineering and Science, Inc. Phase I Environmental Site Assessment Report, Carrington Place Apartments, dated June 21, 2011, Project No. 11-773557.3

3.	Partner Engineering and Science, Inc. Phase I Environmental Site Assessment Report, Carrington Park at Huffmeister, dated June 21, 2011, Project No. 11-773557.6

4.	Partner Engineering and Science, Inc. Phase I Environmental Site Assessment Report, Villas at Huffmeister, dated June 21, 2011, Project No. 11-773557.2

5.	Partner Engineering and Science, Inc. Phase I Environmental Site Assessment Report, Villas at Kingwood, dated June 20, 2011, Project No. 11-773557.1

6.	Partner Engineering and Science, Inc. Phase I Environmental Site Assessment Report, Waterford Place at Riata Ranch, dated June 20, 2011, Project No. 11-773557.5

LEGAL02/34316885v6

EXHIBIT D

EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES

Section 3.1(f) - As of the Effective Date of the Agreement, the Property consists of existing rental apartments.  From time to time, Seller is involved in one or more actions or disputes with its tenants at the Property relating to delinquent rents, recovery of possession, disputes over application of security deposits, disputes over damages to the rented units and similar matters that arise out of the landlord-tenant relationship; provided however that none of which is material individually or in the aggregate or will continue after Closing. Nothing herein shall limit Seller’s obligations under Section 6.6 (including without limitation subsections (f) of (g) thereof.

Section 3.1(g) – Carrington Seller is currently negotiating a sale in lieu of condemnation for an 0.0477 acre portion of the Property known as Carrington Place (the “Pending Condemnation”).

Section 3.1(g) – C-Huffmeister Seller has received a representation letter from Midani, Hinkle & Cole, L.L.P. regarding personal injuries suffered by contractor in the course of performing maintenance at Carrington Park at Huffmeister Apartments, requesting access to the property for an inspection. A copy of said correspondence has been provided to Buyer.

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EXHIBIT E

CERTIFICATE OF NON-FOREIGN STATUS

The undersigned deponent (the "Deponent"), having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows:

1.    Deponent is presently a __________ of __________________________, the ________________ of ______________________________________ (the "Transferor").

2.    In such capacity, the Deponent has personal knowledge of the facts sworn to in this affidavit and such facts are true and correct.

3.    The Transferor is the owner of_____________________, a ________________________ (the “Seller”), and Seller is the owner of certain real estate, a description of which is set forth on Exhibit A attached hereto and made a part hereof, together with all fixtures, improvements, easements and appurtenances related thereto (collectively, the "Property").

4.    Deponent understands that Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a "foreign person" (as defined in the Code). For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. Inasmuch as Transferor is the owner of Seller, a disregarded entity for U.S. tax purposes, and to inform ____________________________________ (the "Transferee") that withholding of tax is not required upon the disposition of a U.S. real property interest by the Seller, Deponent hereby certifies the following:

(a)    The Transferor is not a "non-resident alien" for purposes of United States income taxation or otherwise a "foreign person," as defined in Section 1445 of the Code.

(b)    The Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code.

(c)    The Transferor’s United States taxpayer identification number is _____________________.

(d)    The address (and, if different, the mailing address) of the Transferor is ____________________________________________________________.

(e)    The Seller owns 100% of the aforesaid Property.

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(f)    Deponent is making this Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the conveyance of the real property described on Exhibit A, attached hereto and incorporated herein by reference, by the Seller to Transferee, which conveyance constitutes the disposition by the Seller of a United States real property interest, for the purpose of establishing that Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition.

(g)    Deponent acknowledges that this Affidavit may be disclosed to the Internal Revenue Service by Transferee, that this Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

5.    Under penalty of perjury, I declare that I have examined the foregoing Affidavit and hereby certify that it is true, correct and complete and I further declare that I have the authority to make this affidavit and the certifications contained herein on behalf of the Transferor.

Certified, sworn to and subscribed before me this ___ day of ____________, 2013. ________________________ Notary Public My Commission Expires: ________________________ (NOTARIAL SEAL)	______________________________ ____________________, solely in his/her capacity as ____________________ of ____________________

2

LEGAL02/34316885v6

EXHIBIT F

BILL OF SALE

___________________, a ___________________, with its principal office located at _____________________________ ("Seller"), in consideration of the sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration, to it in hand paid by ________________________________, a _________________ ("Buyer"), the receipt and sufficiency of which is hereby acknowledged, hereby sells and conveys to Buyer its interest in the name "_______________" as it relates to the operation of the Property and the personal property described on Schedule 1 attached hereto which is located on the land described on Schedule 2 attached hereto.

EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT (AS HEREINAFTER DEFINED), SELLER MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, INCLUDING WITHOUT LIMITATION, WARRANTIES OF CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, Seller has executed this instrument as of ________________, 2013 to be effective as of the Closing Date. All capitalized terms used, but not defined herein, shall have the meanings ascribed to them in that certain Real Estate Purchase and Sale Agreement with an Effective Date of _______________, 2013, between Seller and Buyer, by assignment from Steadfast Asset Holdings, Inc. (the “Purchase Agreement”).

(Signatures Contained on Following Page)

LEGAL02/34316885v6

SELLER:

By:
Name:
Its:

2

LEGAL02/34316885v6

SCHEDULE 1
TO
BILL OF SALE

PERSONAL PROPERTY

[INTENTIONALLY OMITTED]

3

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SCHEDULE 2
TO
BILL OF SALE

LEGAL DESCRIPTION

4

LEGAL02/34316885v6

EXHIBIT G

SELLER'S CERTIFICATE

THIS CERTIFICATE (this "Certificate") is made as of this ______ day of ___________, 2013, to be effective as of the Closing Date, by _______________________ ("Seller") in favor of ____________________, a ______________________ ("Buyer").

RECITALS:

Seller and Buyer (by assignment from Steadfast Asset Holdings, Inc.) entered into that certain Real Estate Purchase and Sale Agreement (as amended or assigned, the "Agreement") with an Effective Date of ______________, 2013, with respect to the purchase and sale of property commonly known as "___________________," located in the City of ___________, County of ____________, State of Texas, described therein, and the Agreement provides that all of the representations and warranties and covenants of Seller in the Agreement shall be reaffirmed by Seller at Closing.

Therefore, Seller hereby certifies to Buyer as follows:

1.
As of the date hereof, all of Seller's representations, and warranties set forth in the Agreement, including, but not limited to, those set forth in Section 3.1 of the Agreement, were true, correct, and complete on the date of the Agreement, and remain true, correct, and complete on the date hereof, without exception or {except as set forth on Exhibit A attached hereto}.

2.	All capitalized terms used in this Certificate without separate definition shall have the same meanings assigned to them in the Agreement.

[Remainder of Page Intentionally Left Blank]

LEGAL02/34316885v6

IN WITNESS WHEREOF, this Certificate has been executed by the duly authorized representative of Seller the day and year first above written.

SELLER:

By:
Name:
Its:

2

LEGAL02/34316885v6

EXHIBIT H

BUYER'S CERTIFICATE

THIS CERTIFICATE (this "Certificate") is made as of this ______ day of ___________, 2013, to be effective as of the Closing Date, by _____________________, a _____________________ ("Buyer"), in favor ________________________ ("Seller").

RECITALS

Seller and Buyer (by assignment from Steadfast Asset Holdings, Inc.) entered into that certain Real Estate Purchase and Sale Agreement (as amended or assigned, the "Agreement") with an Effective Date of ____________, 2013, with respect to the purchase and sale of property commonly known as "______________," located in the County of ____________, State of Texas, described therein. The Agreement provides that all of the representations and warranties of Buyer in the Agreement shall be reaffirmed by Buyer at Closing.

Therefore, Buyer hereby certifies to Seller as follows:

1.
Buyer hereby reaffirms, as of the date hereof, that all of Buyer's representations, and warranties set forth in the Agreement, including, but not limited to, those set forth in Section 3.3 of the Agreement, were true, correct, and complete on the date of the Agreement, and remain true, correct, and complete on the date hereof, without exception or {except as set forth on Exhibit A attached hereto}; and

2.    All capitalized terms used in this Certificate without separate definition shall have the same meanings assigned to them in the Agreement.

LEGAL02/34316885v6

IN WITNESS WHEREOF, this Certificate has been executed by the duly authorized representative of Buyer the day and year first above written.

BUYER:

By:
Name:
Its:

2

LEGAL02/34316885v6

EXHIBIT I

ASSIGNMENT AND ASSUMPTION
OF
SERVICE CONTRACTS AND OTHER OBLIGATIONS

THIS ASSIGNMENT AND ASSUMPTION (this "Assignment") is executed as of the _____ day of ______, 2013, to be effective as of the Closing Date, by and between ________________________, a _________________ ("Assignor"), and ___________________________, a _______________________ ("Assignee").

RECITALS

A.    Assignor, as Seller, and Assignee, as Buyer (by assignment from Steadfast Asset Holdings, Inc.), entered into that certain Real Estate Purchase and Sale Agreement (the "Agreement") with an Effective Date of _________, 2013, for the purchase and sale of the real estate commonly known as "_______________," which is legally described in Schedule 1 attached hereto and incorporated herein (the "Property").

B.    In connection with the conveyance of the Property but subject to the provisions of the Agreement, Assignor desires to assign to Assignee certain of the service, maintenance and other contracts respecting the use, maintenance, development, sale, or operation of the Property or any portion thereof and all transferable guarantees and warranties for the Property and Assignee desires to accept said assignment and assume certain obligations of Assignor under said contracts upon the terms, covenants, and conditions set forth in this Assignment.

C.    All capitalized terms used in this Assignment without separate definition shall have the same meanings assigned to them in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Assignment of Service Contracts. Assignor hereby assigns, conveys, transfers, and sets over unto Assignee all of Assignor's right, title, and interest in, to and under (i) those certain service, maintenance, and other contracts and concessions respecting the use, maintenance, development, sale, or operation of the Property or any portion thereof that are set forth on Schedule 2 and Schedule 3 attached hereto and incorporated herein, and (ii) all transferable guarantees and warranties for the Property (together with all amendments, extensions, renewals, and modifications thereto, collectively, the "Service Contracts"), together with all rights and privileges and subject to the covenants and conditions therein mentioned,

LEGAL02/34316885v6

including any warranties or guaranties with respect to any work performed pursuant to the Service Contracts, to have and to hold the same unto Assignee, its successors and assigns.

2.    Assumption of Service Contracts. As of the Closing Date (as defined in the Agreement), Assignee accepts said assignment of the Service Contracts and, subject to the terms of the Agreement, assumes all of Assignor's obligations under the Service Contracts for the balance of the terms thereof following the Closing Date.

3.    No Merger. This Assignment shall not merge with or limit or restrict any provision of the Agreement, and the provisions of the Agreement shall govern and control the rights and obligations of Assignor and Assignee with respect to all matters described therein, including, without limitation, representations and warranties, the apportionment of payment obligations and indemnification obligations.

4.    Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Assignor and Assignee and each of their respective successors and assigns.

5.    Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

2

LEGAL02/34316885v6

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR:

By:
Name:
Its:

ASSIGNEE:

By:
Name:
Its:

3

LEGAL02/34316885v6

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION OF
SERVICE CONTRACTS AND OTHER OBLIGATIONS

LEGAL DESCRIPTION

4

LEGAL02/34316885v6

SCHEDULE 2
TO
ASSIGNMENT AND ASSUMPTION OF
SERVICE CONTRACTS AND OTHER OBLIGATIONS

SERVICE CONTRACTS

[INTENTIONALLY OMITTED]

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SCHEDULE 3
TO
ASSIGNMENT AND ASSUMPTION OF
SERVICE CONTRACTS AND OTHER OBLIGATIONS

LONG TERM SERVICE CONTRACTS

[INTENTIONALLY OMITTED]

2

LEGAL02/34316885v6

EXHIBIT J
APPROVAL NOTICE

___________________________, 2013

________________________
[INSERT ADDRESS]
Attn:  _______________

RE:	Real Estate Purchase and Sale Agreement with an Effective Date of ________, 2012 (the "Agreement"), between ______________________, as Seller, and _____________________, as Buyer

Dear ____________:

This is to advise you that Buyer elects not to terminate the Agreement with respect to the Tranche 1 [2] Properties on or before the Tranche 1 [2] Approval Date under the terms of Section 6.4 of the Agreement.

Buyer hereby elects not to assume the Service Contracts listed on the attached Exhibit A.

[Name of Buyer]
cc:     [Add Escrowholder]

Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
Attn: Alison Jones, Esq.

LEGAL02/34316885v6

EXHIBIT A

TO APPROVAL NOTICE

Service Contracts to Be Terminated

2

LEGAL02/34316885v6LEGAL02/34316885v6

EXHIBIT K

TITLE AFFIDAVIT

The undersigned deponent ________________ (the "Deponent") having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows:

1.    Deponent is the __________________ of ________________, a ______________________, the ____________________ of ____________________, , a _______________________ (the “Owner"), the owner of certain real estate commonly known as ______________________, a description of which is set forth on Exhibit A attached hereto and made a part hereof, together with all fixtures, improvements, easements and appurtenances related thereto (collectively, the "Property").

2.    To Deponent's knowledge there have been no violations of any restrictions that have been imposed on the Property, and no interest in the Property has been sold or conveyed.

3.    To Deponent's knowledge and except as set forth in Exhibit B attached hereto and made a part hereof, there are no leases or tenancies affecting the Property, and Deponent knows of no one claiming any adverse interest in the Property whatsoever.

4.    To Deponent’s knowledge, there are no suits, judgments, bankruptcies or executions pending against the Owner in any court whatsoever that could in any way affect the title to the Property, or constitute a lien thereon, nor are there any loan deeds, security deeds, trust deeds, mortgages or liens of any nature whatsoever unsatisfied against the Property, or easements, licenses, agreements or other encumbrances affecting the title to the Property, except as revealed in the public records or except as specifically set forth on Exhibit B hereto.

5.    Other than lease extension rights or expansion rights of a tenant under leases for space within the buildings located on the Property, no right of first offer or right of first refusal exists giving any party a right to acquire Owner’s interest in the Property.

6.    Except as specifically disclosed by Owner to the Title Company and as set forth on Exhibit C hereto, no improvements or repairs have been made to the Property during the one hundred (100) days immediately preceding the date hereof and there are no outstanding bills incurred for labor, services and materials used in making improvements or repairs on the Property or for services of architects, surveyors or engineers, other than those invoices for ordinary maintenance and repair that will be paid in the ordinary course of business.

7.    There are no liens for past due taxes or assessments of any nature, for any paving, sidewalk, curbing, sewer or any other street improvements of any kind against the Property or the Owner.

LEGAL02/34316885v6

8.    Deponent has personal knowledge of the matters stated herein and this Affidavit is made to induce ___________________________, a _________________________, or its assigns ("Buyer") to purchase Owner’s interest in the Property, and ____________________ (the "Title Company") to issue its owner's policy insuring Buyer in the amount of the purchase price of the Owner’s interest in the Property.

9.    Under penalty of perjury, I declare that I have examined the foregoing Affidavit and hereby certify that it is true, correct and complete.

[SIGNATURE ON NEXT PAGE]

2

LEGAL02/34316885v6

Sworn to and subscribed before me this ___ day of ____________, 2013. ________________________ Notary Public (NOTARY SEAL) My Commission Expires:	______________________________ ____________________, solely in his/her capacity as ____________________ of ____________________

3

LEGAL02/34316885v6

EXHIBIT A
TO TITLE AFFIDAVIT

LEGAL DESCRIPTION

4

LEGAL02/34316885v6

EXHIBIT B
TO TITLE AFFIDAVIT

PERMITTED EXCEPTIONS

5

LEGAL02/34316885v6

EXHIBIT C
TO TITLE AFFIDAVIT

RECENT IMPROVEMENTS

6

LEGAL02/34316885v6

EXHIBIT L

TENANT NOTICE LETTER

_____________________, 2013

TO:	All Valued Residents of [**COMMUNITY NAME**]

Re:    Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as [**COMMUNITY NAME**], [**ADDRESS**] (“Property”) has this date been sold and the ownership transferred.
In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to [**            **] and mailed to
[**                **]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**        **].
Thank you for your cooperation.

Very truly yours,

SELLER:[ OR PROPERTY MANAGER ON BEHALF OF SELLER]

By:
Name:
Its:

BUYER:

By:
Name:
Its:

LEGAL02/34316885v6

EXHIBIT M

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to __________________________________(“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Real Estate Purchase and Sale Agreement dated ___________________ (as may have been amended or may hereafter be amended, the “Purchase Agreement”), between ________________________________ (“Seller”) and Assignor for the purchase and sale of that certain real property located in ______________, ______________, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement; provided, however, that the assignment and assumption set forth herein shall not release Assignor from the obligation of Assignor or Assignee to perform in accordance with the terms of the Purchase Agreement.
All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

2

LEGAL02/34316885v6

WITNESS THE EXECUTION HEREOF, as of this ________________, 20___.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:
Name:
Its:

ASSIGNEE:

[__________________________________, a(n) ____________________________]

By:
Name:
Its:

3

LEGAL02/34316885v6

Exhibit N

[SEE ATTACHMENT]

LEGAL02/34316885v6

SERVICES AGREEMENT
(this “Agreement”) is made and entered into on September 3rd, THIS SERVICES AGREEMENT
2013 by and between Comcast of Houston, LLC (the "Company") and Tel-La Carrington Place,
LLC (the "Owner") who owns or has control over certain real estate and improvements thereon located at 12700 FM 1960 West, Houston, Texas 77065 (the "Premises"), commonly known as
"Carrington Place," consisting of 324 residential units.

The Company has been granted a franchise by an authorized governmental agency (the
, “Franchise Authority”) to construct and operate a cable communications system in Houston
Texas (the "Franchise Area"). The Owner desires to provide broadband services to the Premises, including, but not limited to, multi-channel video, high speed data, information and voice services (collectively, the “Services”) and the Company is willing to install, maintain and operate a broadband communications system for such purposes on the Premises in accordance with the terms and conditions below.

The parties, for good and valuable consideration, intending to be legally bound, agree as follows:

1. Wiring.

a) Premises Wiring. The Company has installed all facilities necessary to transmit the Services to the Premises, including, but not limited to, distribution cables, amplifiers, pedestals, lock boxes, equipment and appurtenant devices up to and including the Company’s tap (collectively, the “Company Wiring”). The cable home run wiring consisting of the coaxial wiring after the Company’s tap to the first splitter within each unit and the cable home wiring consisting of the coaxial wiring after the first splitter within each unit have also been installed at the Premises by Owner. All work shall be done by the Company in a proper and workmanlike manner in accordance with Federal Communications Commission (“FCC”) regulations, industry standards and local codes, unless otherwise provided in this Agreement. The Company will be responsible for obtaining all necessary permits, licenses and approvals in connection with the Company’s operation of the wiring as set forth in this Section.

b) The System. The System shall consist of the Company Wiring and the cable home run wiring and cable home wiring.

c) Use and Maintenance of Wiring. The Owner has the authority to grant and does hereby grant to the Company during the term hereof the right, at its expense, to operate, maintain, repair and replace, as necessary, the System on the Premises. Neither the Owner nor any
third party shall tap into, use or otherwise interfere with the System or any portion thereof for any purpose. The Company shall have the non-exclusive right to interconnect with and use any telephony wiring owned or controlled by the Owner within the units that may become necessary or useful for the provision of the Services to the residents, whether or not such facilities are owned, installed, controlled or maintained by the Company.

d) Damages to Premises. The Company, at its expense, agrees to repair and/or replace any damage to the Premises resulting from the operation, maintenance or repair of the

System except as otherwise provided in this Agreement.

e) Ownership of Wiring. The Company Wiring is and will remain the personal property of the Company. The cable home run wiring and cable home wiring is and will remain the property of the Owner.

2. Easement. The Owner has the authority to grant and does hereby grant to the Company a non-exclusive easement to operate the Company Wiring, and shall cause such easement to run with the Premises for the term of this Agreement and for a period of 90 days thereafter. The
Owner hereby agrees to execute the form of easement attached hereto as Exhibit A.

3. Access. The Owner shall allow Company personnel to enter all common areas of the
Premises for the purposes of auditing, selling or disconnecting service, and installing, maintaining, repairing, replacing or removing equipment and apparatus connected with the provision of the Services, and shall use reasonable efforts to assure the Company access to any parts of the Premises over which it does not have control for the same purposes. Upon the Company's request, the Owner shall supply the names and unit numbers of residents at reasonable intervals. The Owner shall reasonably cooperate with the Company to prevent (i) the unauthorized possession of converters or channel selectors and (ii) the unauthorized reception of the Services.

4. Delivery of Services. The Owner has the authority to grant and does hereby grant to the
Company during the term hereof the right to deliver the Services to the Premises, unless otherwise required by applicable law. The Owner shall not enter into a bulk services agreement with another service provider to provide services similar to the Services during the term of this Agreement regardless of the method used to deliver such services to the Premises.

5. Fees and Charges for Services. Additional terms, conditions, charges and fees for the
Services provided to residents at the Premises shall be contained in the Bulk Bill Addendum attached hereto between the Owner and the Company. Except as set forth in the Bulk Bill
Addendum, the Owner assumes no liability or responsibility for service charges contracted for by individual residents. All billing and collections for service charges incurred by individual residents will be accomplished by the Company.

6. Customer Service. The Company shall provide customer service in accordance with its franchise agreement with the Franchise Authority. The Company will maintain a local or toll-free telephone number which will be available to its subscribers 24 hours a day, 7 days a week. The
Company representatives will be available to respond to customer telephone inquiries during normal business hours. The Company will begin working on service interruptions promptly and in no event later than the next business day after notification of the service problem, excluding conditions beyond the control of the Company.

7. Private Reception Devices. Notwithstanding anything else in this Agreement to the contrary, the Company shall not interfere with the right of an individual resident to install or use his own private reception device.

8. Interference. If any device or facility belonging to a resident or the Owner does not comply with the technical specifications established by the FCC, including, but not limited to, signal leakage, which interferes with the Company’s delivery of the Services, the Company reserves the right to discontinue the Services to the Premises or, at the Company’s discretion, to the individual unit until such non-conformance is cured by the Owner or resident, as the case may be.

9. Term. This Agreement, when duly executed by both parties, shall constitute a binding agreement between the Owner and the Company and their respective successors and assigns for a term of 5 years from the date first set forth above. This Agreement shall automatically renew for successive periods of 2 months unless either party shall provide the other with a minimum 60 days notice of its intention not to renew at the end of the then current term.

10. Insurance. The Company agrees to maintain public liability insurance and property damage liability insurance as required by the Company's franchise agreement with the Franchise
Authority. Upon request, the Company will provide the Owner with a certificate evidencing such insurance, naming the Owner as additional insured.

11. Indemnification. The Company shall indemnify, defend and hold harmless the
Owner, its personnel, directors, agents and representatives from and against any and all claims, damage or expense arising out of the acts or omissions of the Company or its personnel, directors, agents or representatives in the operation or maintenance of the System, the removal of Company Wiring, the Services provided to residents at the Premises pursuant to this Agreement or a breach of this Agreement. The Owner shall indemnify, defend and hold harmless the Company, its personnel, directors, agents and representatives from and against any and all claims, damage or expense arising out of the acts or omissions of Owner, its personnel, directors, agents and representatives in the operation or maintenance of the Premises or a breach of this Agreement.

12. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER
FOR SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL
DAMAGES, INCLUDING BUT NOT LIMITED TO FRUSTRATION OF ECONOMIC OR
BUSINESS EXPECTATIONS, LOSS OF PROFITS, LOSS OF CAPITAL, COST OF
SUBSTITUTE PRODUCT(S), FACILITIES OR SERVICES, OR DOWN TIME COST, EVEN
IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13. Termination.

a) Default. In the event either party defaults in the performance of any of the material terms of this Agreement, the non-defaulting party shall give the defaulting party written notice specifying the nature of such default and identifying the specific provision in this
Agreement which gives rise to the default. The defaulting party shall have 60 days to either (i)
notify the non-defaulting party that no default occurred and provide reasonable proof thereof, (ii)
cure the default, or (iii) if such default is incapable of cure within such 60 day period, commence curing the default within such 60 day period and diligently pursue such cure to completion. In the event the defaulting party fails to do so within such 60 day period, the non-defaulting party may terminate this Agreement upon 30 days written notice without further liability of either party.

b) Permanent Loss of Authority. This Agreement shall terminate automatically without any further liability on the part of the Company in the event the Company lacks authority to continue to provide the Services to the Premises due to loss of governmental authorization. This clause, however, shall not apply to periods of transition, such as franchises subject to review, transfer or reapplication, or where termination is the subject of dispute.

14. Removal of CompanyWiring.

Upon expiration or termination of this Agreement for any reason, the Company shall have a period of 90 days during which it shall be entitled, but not required, to remove the Company
Wiring. The Company shall promptly repair any damage to the Premises caused by such removal. Any portion of the CompanyWiring remaining on the Premises after the period set forth herein for its removal shall be deemed abandoned and ownership shall vest in the Owner "AS IS" and the Company shall have no further liability for the CompanyWiring.

15. Dispute Resolution. All disputes under this Agreement shall be submitted to and settled by arbitration in accordance with the rules of the American Arbitration Association. The parties shall appoint a mutually agreeable arbitrator reasonably familiar with broadband communications systems and services. In the event the parties are unable to agree to a single arbitrator, the dispute shall be submitted to a panel of 3 arbitrators, one of which shall be reasonably familiar with broadband systems and services. Each party shall appoint an arbitrator and the two arbitrators so appointed shall then select a third arbitrator. The arbitrators shall apply applicable federal laws and regulations and the laws of the jurisdiction in which the Premises are located, without regard to its choice of law principles. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. The prevailing party in any such arbitration shall be entitled to collect from the nonprevailing party all costs of the arbitration, including reasonable attorneys' fees.

16. Miscellaneous.

a) Force Majeure. Neither party shall be liable for failure to perform its obligations under this Agreement due to acts of God, the failure of equipment or facilities not owned or controlled by a party (including, but not limited to, utility service), denial of access to facilities or rights-of-way essential to serving the Premises, government order or regulation or any other circumstances beyond the reasonable control of the party with the performance obligation.

b) Assignability; Binding Effect. This Agreement may be assigned by either party. The assignee shall agree in writing to be bound by all the terms and conditions hereof. In the event the Owner sells, assigns, transfers or otherwise conveys the Premises to a third party,

the Owner shall give the Company priorwritten notice within 30 days of such change of ownership or control. The Owner shall cause any new owner or controlling party to expressly assume this Agreement and agree to be bound by its terms. This Agreement shall be binding upon the parties and their respective successors and assigns, and the assignor shall be released from further obligation under this Agreement arising on and after the date of any such assignment and assumption.

c) Applicable Law. This Agreement shall be governed and construed in accordance with applicable federal laws and regulations and by the laws of the jurisdiction in which the Premises are located, without regard to its choice of law principles.

d) Invalidity. If any provision of this Agreement is found to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired.

e) Recording. The Company may record this Agreement (or a memorandum summarizing the material terms) in the public records of the county in which the Premises are located.

f) Notices. All notices, demands, requests or other communications given under this Agreement shall be in writing and be given by personal delivery, United States Postal Service, or nationally recognized overnight courier service to the address set forth below or as may subsequently in writing be requested.

If to the Owner:

Tel-La Carrington Place, LLC
303 Perimeter Center N. Ste. 201
Atlanta, GA 30346
Attn.: GM

If to the Company:

Comcast of Houston, LLC
8590 West Tidwell
Houston, TX 77040
Attn.: Sr. VP/GM

With a copy to:

Comcast Cable Communications, LLC
One Comcast Center
Philadelphia, PA 19103
Attn.: General Counsel

g) Confidentiality. Except for the recordation of this Agreement by the
Company as set forth in Section 17(e), each party agrees to keep the terms and conditions of this
Agreement in strict confidence and shall not divulge any specifics of the same to any third party except current and prospective lenders, purchasers, attorneys, accountants, financial advisors, partners and/or others with a need to know for the Owner or the Company to reasonably conduct its business.

h) Entire Agreement; Amendments. All recitals set forth above are hereby incorporated into the body of this Agreement. This Agreement, including all exhibits attached hereto, constitutes the entire agreement between the parties and supersedes all prior agreements, promises and understandings, whether oral or written. This Agreement shall not be modified, amended, supplemented or revised, except by a written document signed by both parties.

i) Authority. Each party represents to the other that the person signing on its behalf has the legal right and authority to execute, enter into and bind such party to the commitments and obligations set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

OWNER

WITNESS/ATTEST     Tel-La Carrington Place, LLC

________________________    By: ________________________
Name:     Name: ________________________
Title: _________________________

COMPANY

ATTEST:     Comcast of Houston, LLC

________________________    By: ________________________
Name: ________________________    Name: Ralph Martinez
Title: Region Senior Vice President